                                            RALI Series 2007-QS1 Trust
                                                  Issuing Entity

                                         Residential Accredit Loans, Inc.
                                                     Depositor

                                         Residential Funding Company, LLC
                                            Master Servicer and Sponsor

                         Mortgage Asset-Backed Pass-Through Certificates, Series 2007- QS1

                                 $7,030,000     6.00%     Class I-A-3 Certificates
                                 $3,891,900     6.00%     Class II-A-12 Certificates

                                     _________________________________________

                                        Supplement dated November 29, 2007
                                                        to
                                   Prospectus Supplement dated January 26, 2007
                                                        to
                                          Prospectus dated April 9, 2007
                                    ___________________________________________

         Capitalized  terms used in this  supplement  are defined in the  prospectus  supplement  dated January 26,
2007, to which this supplement is attached.

                                                     Citigroup
                                                    Underwriter

         The prospectus supplement is hereby revised as follows:

         1.       The  information  under the section  entitled  "Summary" in the  prospectus  supplement is hereby supplemented with the following:

              Reference date................................    November  1,  2007.  The   characteristics  of  the
                                                                mortgage loans  described in this  supplement  take
                                                                into account  payments of principal  due during the
                                                                month of the reference date.

         2.       The  information  under the  section  entitled  "Risk  Factors—Risk  of  Loss—The  return on your certificates  may be  particularly  sensitive  to  changes  in real  estate  markets in  specific  regions"  in the prospectus supplement is hereby deleted and replaced with the following:

The return on your certificates may   One  risk  of  investing  in  mortgage-backed  securities  is  created  by  any
be particularly sensitive to          concentration  of the related  properties  in one or more  geographic  regions.
changes in real estate markets in     Approximately  32.7% and 12.5% of the reference date principal  balances of the
specific regions.                     group I loans and group II loans,  respectively,  are located in California. In addition,  approximately  12.6% of the reference date principal balances of the group II loans,  are located in  Florida.  If the  regional  economy or housing market  weakens in  California  or  Florida,  or in any other  region  having a significant  concentration  of properties  underlying the mortgage  loans,  the
                                      mortgage  loans  in  that  region  may  experience   high  rates  of  loss  and
                                      delinquency,  resulting in losses to  certificateholders.  A region's  economic condition  and housing  market may also be  adversely  affected by a variety of
                                      events,   including   natural   disasters  such  as  earthquakes,   hurricanes,
                                      tornadoes,  floods and eruptions, civil disturbances such as riots, disruptions such as ongoing power outages,  terrorist  actions or acts of war. The economic impact  of any of those  events  may also be felt in areas  beyond  the  region
                                      immediately   affected  by  the  disaster  or   disturbance.   The   properties
                                      underlying  the  mortgage  loans may be  concentrated  in these  regions.  This concentration  may result in greater  losses to  certificateholders  than those
                                      generally  present  for  similar   mortgage-backed   securities   without  that
                                      concentration.

                                      A number  of  wildfires,  which  recently  struck  various  parts  of  southern
                                      California,  may have adversely  affected many mortgaged  properties located in those areas.  Residential  Funding Company,  LLC and the depositor will have no obligation  to  repurchase  any mortgage  loan secured by a mortgaged  property that  becomes  subject  to any  material  damage  by waste,  fire,  earthquake, windstorm,  flood or other  casualty after the closing date. We do not know how many mortgaged properties have been or may be affected by these wildfires.

                                      See "Description of the Mortgage  Pool—Mortgage  Pool  Characteristics"  in the
                                      prospectus supplement.

         3.       The information  under the section  entitled "Risk  Factors—Risk  of Loss—Recent  developments in the  residential  mortgage  market  may  adversely  affect  the  return  on your  certificates"  in the  prospectus supplement is hereby deleted and replaced with the following:

Recent developments in the            Recently,  the residential mortgage market in the United States has experienced
residential mortgage market may       a variety of difficulties  and changed  economic  conditions that may adversely
adversely affect the return on your   affect the yield on your  certificates.  Delinquencies  and losses with respect
certificates.                         to residential  mortgage loans  generally have increased in recent months,  and may  continue to increase.  In addition,  in recent  months  housing  prices in many states have declined or stopped  appreciating,  after extended  periods of significant  appreciation.  A continued  decline or an extended  flattening  of those values may result in additional  increases in delinquencies and losses on residential  mortgage  loans  generally,  particularly  with  respect to second homes and  investor  properties  and with respect to any  residential  mortgage loans whose aggregate loan amounts  (including any subordinate liens) are close to or  greater  than the  related  property  values.  As a result  of these and
                                      other  factors,  the  value  of  some   mortgage-backed   securities  has  been
                                      negatively impacted.

                                      A decline in housing prices may also leave borrowers with  insufficient  equity in their homes to permit them to refinance;  in addition,  many mortgage  loans have  prepayment  premiums  that inhibit  refinancing.  Borrowers who intend to sell their homes may find that they cannot sell their  properties for an amount equal to or greater than the unpaid  principal  balance of their  loans.  These events, alone or in combination, may contribute to higher delinquency rates.

                                      As a result of these and other  factors,  the  rating  agencies  have  recently downgraded or put on downgrade  watch a significant  number of  mortgage-backed securities  (particularly  mortgage-backed  securities  backed by subprime  and
                                      Alt-A mortgage loans originated in 2005 and 2006).

                                      In addition,  various  federal,  state and local  regulatory  authorities  have taken or proposed  actions  that could  hinder the  ability of the  servicer to
                                      foreclose   promptly  on  defaulted   mortgage  loans.  Any  such  actions  may
                                      adversely  affect  the  performance  of the loans and the yield on and value of the certificates.

                                      You should  consider that the general  market  conditions  discussed  above may affect the  performance  of the  mortgage  loans and may  adversely  affect the yield on, or market value of, your certificates.

         4.       The  information  under  the  section  entitled  "Risk  Factors—Risk  of Loss" in the  prospectus supplement is hereby supplemented with the following:

Reduced documentation programs may    Approximately  73.5%  and  72.0%  of the  group I loans  and  group  II  loans,
increase your risk of loss.           respectively,  by  principal  balance  as of the  reference  date  were made to borrowers  whose income is not  verified,  including  borrowers  who may not be required  to state  their  income.  With  respect to these  mortgage  loans the borrowers  may not be  required  to provide  any  information  regarding  their income  and there  may be no  verification  of their  income  or  assets.  Such mortgage loans increase the risk that borrowers may not have sufficient  income
                                      or  assets  or  may  have  overstated   their  income  and  assets  and,  as  a
                                      consequence,  may be unable to make their monthly  mortgage loan payments.  You
                                      should  consider  the  risk  that  mortgage  loans   originated  under  reduced
                                      documentation programs may be subject to increased delinquencies and defaults.

         5.       The   information   under  the  section   entitled  "Risk   Factors—Bankruptcy   Risks—Bankruptcy
proceedings  could delay or reduce  distributions  on the  certificates"  in the  prospectus  supplement  is hereby deleted and replaced with the following:

Bankruptcy proceedings could delay    The transfer of the mortgage loans from Residential  Funding  Company,  LLC, or
or reduce distributions on the        Residential  Funding, to the depositor is intended by the parties to be and has
certificates.                         been  documented  as a sale.  However,  if  Residential  Funding were to become bankrupt,  a trustee in bankruptcy could attempt to recharacterize  the sale of the mortgage  loans as a loan secured by the mortgage  loans or to  consolidate the mortgage  loans with the assets of  Residential  Funding.  Any such attempt could result in a delay in or reduction of  collections  on the mortgage  loans available to make payments on the certificates.

                                      In  addition,  if any  servicer  or the master  servicer  becomes  bankrupt,  a bankruptcy  trustee or receiver  may have the power to prevent the  appointment of a successor  servicer or  successor  master  servicer,  as  applicable.  Any related delays in servicing could results in increased  delinquencies or losses on the mortgage loans.

         6.       The  information  under the section  entitled  "Sponsor and Master  Servicer"  in the  prospectus supplement is hereby deleted and replaced with the following:

                                            Sponsor and Master Servicer

              Residential  Funding Company,  LLC, a Delaware limited liability company,  buys residential  mortgage loans under several loan purchase  programs from mortgage loan  originators or sellers  nationwide,  including affiliates,  that meet its  seller/servicer  eligibility  requirements and services mortgage loans for its own account and for others.  See "The  Trusts—Mortgage  Collateral  Sellers" and  "—Qualifications  of Sellers" in
     the  prospectus  for  a  general   description  of  applicable   seller/servicer   eligibility   requirements.

     Residential  Funding  Company,  LLC's  principal  executive  offices  are  located  at  8400  Normandale  Lake
     Boulevard,  Suite 250,  Minneapolis,  Minnesota  55437.  Its telephone  number is (952) 857-7000.  Residential
     Funding  Company,  LLC conducts  operations  from its  headquarters  in Minneapolis  and from offices  located primarily in  California,  Texas,  Maryland,  Pennsylvania  and New York.  Residential  Funding  Company,  LLC
     finances its operations primarily through its securitization program.

              Residential  Funding  Company,  LLC  converted  from a Delaware  corporation  to a  Delaware  limited liability  company on October 6, 2006.  Residential  Funding  Company,  LLC was formerly  known as Residential
     Funding  Corporation.  Residential  Funding  Company,  LLC was founded in 1982 and began  operations  in 1986, acquiring,  servicing and  securitizing  residential  jumbo  mortgage  loans secured by first liens on one- to four-family  residential  properties.  GMAC LLC,  formerly  known as General  Motors  Acceptance  Corporation, purchased  Residential Funding Company,  LLC in 1990. In 1995,  Residential Funding Company,  LLC expanded its business to include  "Alt-A" first lien mortgage  loans,  such as some of the mortgage loans described in this prospectus  supplement.  Residential  Funding  Company,  LLC also began to  acquire  and  service  "subprime", closed-end and revolving loans secured by second liens in 1995.

              On November 21, 2007,  Moody's  Investors  Service,  Inc., or Moody's,  reduced the servicer  quality rating ("SQ") of Residential Funding Company,  LLC as a master servicer of residential  mortgage loans to SQ1-
     from SQ1 and placed these  ratings on review for possible  further  downgrade.  The  downgrade was prompted by
     Moody's rating action on the senior  unsecured  debt rating of the parent  corporation,  Residential  Capital,
     LLC, which was downgraded on November 1, 2007, to Ba3 from Ba1.  Based on the rating action,  Moody's  lowered its servicing stability assessment for the master servicing operations to average from above average.

              Moody's SQ rating for master servicers  represents its view of a master servicer's  ability to report servicer  activity  to  trustees  or  investors  and  oversee the  performance  and  reporting  of  underlying servicers.  The SQ  rating  scale  takes  into  account  servicing  stability  which is a  combination  of the company's  operational  stability,  financial  stability,  and the  ability  to  respond  to  changing  market conditions. The rating scale ranges from SQ1 (strong) to SQ5 (weak).

              The following tables set forth the aggregate  principal  amount of publicly  offered  securitizations of mortgage  loans  sponsored by  Residential  Funding  Company,  LLC for the past five years and for the nine months  ended  September  30,  2007,  calculated  as of year end or quarter  end, as  applicable.  Residential
     Funding Company,  LLC sponsored  approximately  $31.6 billion and $2.8 billion in initial aggregate  principal amount of  mortgage-backed  securities  in the 2002  calendar  year  backed by first lien  mortgage  loans and junior lien mortgage loans,  respectively.  Residential  Funding Company,  LLC sponsored  approximately  $61.8 billion and $3.0 billion in initial  aggregate  principal  amount of  mortgage-backed  securities  in the 2006 calendar  year  backed by first  lien  mortgage  loans and  junior  lien  mortgage  loans,  respectively.  The percentages  shown  under  "Percentage  Change  from Prior  Year"  represent  the ratio of (a) the  difference between the current and prior year volume over (b) the prior year volume.

                                             Sponsor Securitization Experience

First Lien Mortgage Loans
                                                                                                                        Nine
                                                                                                                    Months Ended
Volume  by Principal Balance            2002            2003            2004            2005            2006          9/30/07
_______________________________________________________________________________________________________________________________________

Prime Mortgages(1)                 $16,177,753,813  $18,964,072,062  $11,953,278,792  $24,149,038,614   $40,241,885,054 $22,403,276,926
Non Prime Mortgages(2)             $15,475,700,554  $27,931,235,627  $24,408,531,445  $27,928,496,334   $21,581,547,796 $ 5,446,134,747
                                   ____________________________________________________________________________________________________
Total                              $31,653,454,367  $46,895,307,689  $36,361,810,237  $52,077,534,948   $61,823,432,850 $27,849,411,673
                                   ____________________________________________________________________________________________________

Prime Mortgages(1)                 51.11%           40.44%           32.87%           46.37%            65.09%          80.44%
Non Prime Mortgages(2)             48.89%           59.56%           67.13%           53.63%            34.91%          19.56%
                                   ____________________________________________________________________________________________________
Total                              100.00%          100.00%          100.00%          100.00%           100.00%         100.00%
                                   ____________________________________________________________________________________________________
Percentage Change  from Prior
Year(3)
Prime Mortgages(1)                 (1.28)%          17.22%           (36.97)%         102.03%           66.64%          -
Non Prime Mortgages(2)             104.52%          80.48%           (12.61)%         14.42%            (22.73)%        -
                                   ____________________________________________________________________________________________________

Total                              32.14%           48.15%           (22.46)%         43.22%            18.71%          -
                                   ____________________________________________________________________________________________________

Junior Lien Mortgage Loans
_______________________________________________________________________________________________________________________________________
                                                                                                                          Nine
                                                                                                                      Months Ended
   Volume  by Principal Balance           2002            2003            2004           2005            2006           9/30/07

   Prime Mortgages(1)                 $2,875,005,049   $3,207,008,585   $2,085,015,925   $2,409,506,573  $3,012,549,922    $2,933,100,838
   Non Prime Mortgages(2)             -                -                -                -               -                 -
                                      ____________________________________________________________________________________________________
   Total                              $2,875,005,049   $3,207,008,585   $2,085,015,925   $2,409,506,573  $3,012,549,922    $2,933,100,838
                                      ____________________________________________________________________________________________________

   Prime Mortgages(1)                 100.00%          100.00%          100.00%          100.00%         100.00%           100.00%
   Non Prime Mortgages(2)             -                -                -                -               -                 -
                                      ____________________________________________________________________________________________________
   Total                              100.00%          100.00%          100.00%          100.00%         100.00%           100.00%
                                      ____________________________________________________________________________________________________

   Percentage   Change   from  Prior
   Year(3)
   Prime Mortgages(1)                 17.90%           11.55%           (34.99)%         15.56%          25.03%            -
   Non Prime Mortgages(2)             -                -                -                -               -                 -
                                      ____________________________________________________________________________________________________
   Total                              17.90%           11.55%           (34.99)%         15.56%          25.03%            -
                                      ____________________________________________________________________________________________________

(1)     Product  originated  under the Jumbo,  Alt A, High Loan to Value First Lien  programs  and Closed End Home Equity
Loan and Home Equity  Revolving Credit Line Loan Junior Lien programs.
(2)      Product  originated  under the Subprime and Negotiated  Conduit Asset programs.  Subprime  Mortgage Loans secured by junior liens are  included  under First Lien  Mortgage  Loans—Non-  Prime  Mortgages  because  these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

First Lien Mortgage Loans
                                                                                                                        Nine
                                                                                                                       Months
                                                                                                                       Ended
Volume by Number of Loans                    2002           2003           2004           2005           2006         9/30/07
___________________________________________________________________________________________________________________________________

Prime Mortgages(1)                         68,077         86,166         55,773         91,631         141,188        66,717
Non Prime Mortgages(2)                     136,789        200,446        170,696        173,796        132,069        30,514
                                           ________________________________________________________________________________________
Total                                      204,866        286,612        226,469        265,427        273,257        97,231
                                           ________________________________________________________________________________________

Prime Mortgages(1)                         33.23%         30.06%         24.63%         34.52%         51.67%         68.62%
Non Prime Mortgages(2)                     66.77%         69.94%         75.37%         65.48%         48.33%         31.38%
                                           ________________________________________________________________________________________
Total                                      100.00%        100.00%        100.00%        100.00%        100.00%        100.00%
                                           ________________________________________________________________________________________

Percentage Change from Prior Year(3)
Prime Mortgages(1)                         17.87%         26.57%         (35.27)%       64.29%         54.08%         -
Non Prime Mortgages(2)                     91.47%         46.54%         (14.84)%       1.82%          (24.01)%       -
                                           ________________________________________________________________________________________

Total                                      58.56%         39.90%         (20.98)%       17.20%         2.95%          -
                                           ________________________________________________________________________________________

Junior Lien Mortgage Loans
                                                                                                                       Nine
                                                                                                                       Months
Volume by Number of Loans                    2002           2003           2004           2005           2006      Ended 9/30/07
___________________________________________________________________________________________________________________________________

Prime Mortgages(1)                         73,188         84,962         51,614         53,071         60,951        54,120
Non Prime Mortgages(2)                     -              -              -              -              -             -
                                           ________________________________________________________________________________________
Total                                      73,188         84,962         51,614         53,071         60,951        54,120
                                           ________________________________________________________________________________________

Prime Mortgages(1)                         100.00%        100.00%        100.00%        100.00%        100.00%       100.00%
Non Prime Mortgages(2)                     -              -              -              -              -             -
                                           ________________________________________________________________________________________
Total                                      100.00%        100.00%        100.00%        100.00%        100.00%       100.00%
                                           ________________________________________________________________________________________

Percentage Change from Prior Year(3)
Prime Mortgages(1)                         16.26%         16.09%         (39.25)%       2.82%          14.85%        -
Non Prime Mortgages(2)                     -              -              -              -              -             -
                                           ________________________________________________________________________________________

Total                                      16.26%         16.09%         (39.25)%       2.82%          14.85%        -
                                           ________________________________________________________________________________________

 (1)     Product  originated  under the Jumbo,  Alt A, High Loan to Value First Lien  programs  and Closed End Home Equity
Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)      Product  originated  under the Subprime and Negotiated  Conduit Asset programs.  Subprime  Mortgage Loans secured by junior liens are  included  under First Lien  Mortgage  Loans—Non-  Prime  Mortgages  because  these types of loans are securitized together in the same mortgage pools.
(3)      Represents year to year growth or decline as a percentage of the prior year's volume.

              The following tables set forth the outstanding principal balance, calculated as of year end or quarter end, as applicable, of mortgage loans master serviced by Residential Funding Company, LLC for the past five years and for the nine months ended September 30, 2007, and the number of such loans for the same periods.  Residential Funding Company, LLC was the master servicer of a residential mortgage loan portfolio of approximately $68.1 billion and $4.1 billion in outstanding principal amount as of the end of the 2002 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively.  Residential
     Funding Company, LLC was the master servicer of a residential mortgage loan portfolio of approximately
     $140.1 billion and $8.5 billion in outstanding principal as of the end of the 2006 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively.  The percentages shown under
     "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                          Master Servicer Servicing Experience

First Lien Mortgage Loans
                                                                                                                                Nine
                                                                                                                             Months Ended
Volume by Principal Balance           2002             2003              2004              2005               2006             9/30/07
__________________________________________________________________________________________________________________________________________

Prime Mortgages(1)              $43,282,264,857    $33,749,084,171   $32,453,682,854   $47,935,800,813    $83,052,457,702  $ 99,075,920,638

Non Prime Mortgages(2)          $24,910,565,613    $39,334,697,127   $50,509,138,736   $53,938,083,312    $57,013,557,376  $ 53,052,082,172
                                ___________________________________________________________________________________________________________
Total                           $68,192,830,470    $73,083,781,298   $82,962,821,590   $101,873,884,125   $140,066,015,078 $152,128,002,810
                                ___________________________________________________________________________________________________________

Prime Mortgages(1)              63.47%             46.18%            39.12%            47.05%             59.30%           65.13%
Non Prime Mortgages(2)          36.53%             53.82%            60.88%            52.95%             40.70%           4.87%
                                ___________________________________________________________________________________________________________
Total                           100.00%            100.00%           100.00%           100.00%            100.00%          100.00%
                                ___________________________________________________________________________________________________________

Percentage  Change from Prior
Year(3)
Prime Mortgages(1)              (15.75)%           (22.03)%          (3.84)%           47.71%             73.26%           -
Non Prime Mortgages(2)          51.62%             57.90%            28.41%            6.79%              5.70%            -
                                ___________________________________________________________________________________________________________

Total                           0.57%              7.17%             13.52%            22.79%             37.49%           -
                                ___________________________________________________________________________________________________________

Junior Lien Mortgage Loans
                                                                                                                                Nine
                                                                                                                             Months Ended
Volume by Principal Balance           2002             2003              2004              2005               2006             9/30/07
__________________________________________________________________________________________________________________________________________

Prime Mortgages(1)              $4,102,615,571     $4,365,319,862   $5,135,640,057    $5,476,133,777     $8,536,345,778     $7,327,610,630
Non Prime Mortgages(2)           -                 -                -                 -                  -                  -
                                ___________________________________________________________________________________________________________
Total                           $4,102,615,571     $4,365,319,862   $5,135,640,057    $5,476,133,777     $8,536,345,778     $7,327,610,630
                                ___________________________________________________________________________________________________________

Prime Mortgages(1)              100.00%           100.00%          100.00%           100.00%            100.00%            100.00%
Non Prime Mortgages(2)          -                 -                -                 -                  -                  -
                                ___________________________________________________________________________________________________________
Total                           100.00%           100.00%          100.00%           100.00%            100.00%            100.00%
                                ___________________________________________________________________________________________________________

Percentage Change  from
Prior Year(3)
Prime Mortgages(1)              16.79%            6.40%            17.65%            6.63%              55.88%             -
Non Prime Mortgages(2)          -                 -                -                 -                  -                  -
                                ___________________________________________________________________________________________________________

Total                           16.79%            6.40%            17.65%            6.63%              55.88%             -
                                ___________________________________________________________________________________________________________

 (1)     Product  originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity  Revolving Credit Line Loan Junior Lien programs.
 (2)     Product  originated under the Subprime and Negotiated  Conduit Asset programs.  Subprime Mortgage Loans secured by junior  liens  are  included  under  First  Lien  Mortgage  Loans—Non-Prime  Mortgages  because  these  types of loans  are securitized together in the same mortgage pools.
 (3)     Represents year to year growth or decline as a percentage of the prior year's volume.

First Lien Mortgage Loans
                                                                                                                           Nine
                                                                                                                        Months Ended
Volume  by Number of Loans        2002              2003              2004              2005              2006            9/30/07
__________________________________________________________________________________________________________________________________________

Prime Mortgages(1)              202,938          168,654           156,745           201,903           312,825           354,313

Non Prime Mortgages(2)          242,625          341,863           414,639           411,550           405,577           356,890
                                ___________________________________________________________________________________________________________
Total                           445,563          510,517           571,384           613,453           718,402           711,203
                                ___________________________________________________________________________________________________________

Prime Mortgages(1)              45.55%           33.04%            27.43%            32.91%            43.54%            49.82%
Non Prime Mortgages(2)          54.45%           66.96%            72.57%            67.09%            56.46%            50.18%
                                ___________________________________________________________________________________________________________
Total                           100.00%          100.00%           100.00%           100.00%           100.00%           100.00%
                                ___________________________________________________________________________________________________________

Percentage Change  from
Prior Year(3)
Prime Mortgages(1)              (14.71)%         (16.89)%          (7.06)%           28.81%            54.94%            -
Non Prime Mortgages(2)          44.37%           40.90%            21.29%            (0.74)%           (1.45)%           -
                                ___________________________________________________________________________________________________________

Total                           9.74%            14.58%            11.92%            7.36%             17.11%            -
                                ___________________________________________________________________________________________________________

Junior Lien Mortgage Loans
                                                                                                                            Nine
                                                                                                                        Months Ended
Volume by Number of Loans        2002              2003              2004              2005               2006            9/30/07
__________________________________________________________________________________________________________________________________________

Prime Mortgages(1)             118,773            127,833          147,647           143,713            199,652            164,753
Non Prime Mortgages(2)         -                  -                -                 -                  -                  -
                               ___________________________________________________________________________________________________________
Total                          118,773            127,833          147,647           143,713            199,652            164,753
                               ___________________________________________________________________________________________________________

Prime Mortgages(1)             100.00%            100.00%          100.00%           100.00%            100.00%            100.00%
Non Prime Mortgages(2)         -                  -                -                 -                  -                  -
                               ___________________________________________________________________________________________________________
Total                          100.00%            100.00%          100.00%           100.00%            100.00%            100.00%
                               ___________________________________________________________________________________________________________

Percentage Change  from
Prior Year(3)
Prime Mortgages(1)             14.16%             7.63%            15.50%            (2.66)%            38.92%             -
Non Prime Mortgages(2)         -                  -                -                 -                  -                  -
                               ___________________________________________________________________________________________________________

Total                          14.16%             7.63%            15.50%            (2.66)%            38.92%             -
                               ___________________________________________________________________________________________________________

(1)      Product  originated  under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity  Revolving Credit Line Loan Junior Lien programs.
(2)      Product  originated under the Subprime and Negotiated  Conduit Asset programs.  Subprime  Mortgage Loans secured by junior liens are included under First Lien Mortgage  Loans—Non-Prime  Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)      Represents year to year growth or decline as a percentage of the prior year's volume.

              Residential  Funding Company,  LLC's overall  procedures for originating and acquiring mortgage loans
     are  described  under   "Description  of  the  Mortgage  Pool—The  Program"  in  the  prospectus   supplement.
     Residential  Funding  Company,  LLC's material role and  responsibilities  in this  transaction,  including as master  servicer,  are  described  in the  prospectus  under "The  Trusts—Qualification  of Sellers"  and "The
     Trusts—Repurchases  of Mortgage  Collateral" and described  herein under "Pooling and Servicing  Agreement—The
     Master Servicer and Subservicers—Master Servicer."

              Residential  Funding  Company,  LLC's  wholly-owned  subsidiary,   Homecomings  Financial,   LLC,  or
     Homecomings,  originated and sold to Residential  Funding Company,  LLC  approximately  38.4% and 37.3% of the group I loans and group II loans,  respectively,  included in the mortgage pool as of the reference  date. See
     "Affiliations Among Transaction  Parties,"  "Description of the Mortgage  Pool—Originators" in this prospectus supplement and "Pooling and Servicing Agreement—The Master Servicer and Subservicers" herein.

         7.       The  information  under  the  sections  entitled  "Pooling  and  Servicing  Agreement—The  Master
Servicer  and  Subservicers"  and "Pooling  and  Servicing  Agreement—Additional  Subservicers"  in the  prospectus supplement is hereby deleted and replaced with the following:

The Master Servicer and Subservicers

     Master Servicer.  The master servicer, an affiliate of the depositor, will be responsible for master servicing the mortgage loans.  Master servicing responsibilities include:

o        receiving funds from subservicers,
o        reconciling servicing activity with respect to the mortgage loans,
o        calculating remittance amounts to certificateholders,
o        sending remittances to the trustee for distributions to certificateholders,
o        investor and tax reporting,
o        coordinating loan repurchases,
o        oversight of all servicing activity, including subservicers,
o        following up with subservicers with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made,
o        approval of loss mitigation strategies,
o        management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure,
o        providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

     The master servicer may, from time to time, outsource certain of its servicing functions, such as foreclosure management, although any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the pooling and servicing agreement.

     For a general description of the master servicer and its activities, see "Sponsor and Master Servicer"
herein.  See "The Pooling and Servicing Agreement—Rights Upon Event of Default" in the prospectus and "—Certain
Other Matters Regarding Servicing" for a discussion of material removal, replacement, resignation and transfer provisions relating to the master servicer.

     Subservicer Responsibilities.  Subservicers are generally responsible for the following duties:

o        communicating with borrowers;
o        sending monthly remittance statements to borrowers;
o        collecting payments from borrowers;
o        recommending a loss mitigation strategy for borrowers who have defaulted on their loans  (i.e.
         repayment plan, modification, foreclosure, etc.);
o        accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the master servicer, together with any other sums paid by borrowers that are required to be remitted;

o        accurate and timely accounting and administration of escrow and impound accounts, if applicable;
o        accurate and timely reporting of negative amortization amounts, if any;
o        paying escrows for borrowers, if applicable;
o        calculating and reporting payoffs and liquidations;
o        maintaining an individual file for each loan; and
o        maintaining primary mortgage insurance commitments or certificates if required, and filing any   primary
         mortgage insurance claims.

              GMAC Mortgage,  LLC. GMAC Mortgage,  LLC ("GMACM") will subservice  approximately  69.5% and 63.6% by principal  amount of the group I loans and group II loans,  respectively,  as of the reference date.  GMACM is a Delaware limited liability company and a wholly-owned  subsidiary of GMAC Residential Holding Company,  LLC, which is a wholly-owned  subsidiary of  Residential  Capital,  LLC  ("ResCap").  ResCap is a Delaware  limited liability  company  and a  wholly-owned  subsidiary  of GMAC  Mortgage  Group,  LLC,  which is a  wholly-owned subsidiary of GMAC LLC. On August 24, 2007,  Fitch Ratings reduced  GMACM's  residential  primary  subservicer rating and  residential  primary  servicer rating for Alt-A product from RPS1 to RPS1- and placed the servicer ratings on Rating Watch Negative.

              ResCap,  which owns indirectly all of the equity of both Homecomings  Financial,  LLC ("Homecomings")
     and GMACM,  has restructured  the operations of Homecomings and GMACM. As a result of such  restructuring,  on
     September 24, 2007,  Homecomings  transferred its servicing platform and certain employees responsible for the servicing function to its affiliate GMACM.

              Subsequent to the transfer of the servicing  platform and employees  from  Homecomings  to GMACM,  in addition to the mortgage  loans owned by the issuing  entity which were  previously  serviced by GMACM,  GMACM will  subservice  the  mortgage  loans  owned  by  the  issuing  entity  which  were  previously  serviced  by
     Homecomings,  and Homecomings  will no longer  subservice any of the mortgage  loans. In addition,  GMACM will be servicing all of the GMACM and  Homecomings  servicing  portfolios,  which will consist of the aggregate of the  amounts  set forth below  under the  headings  "GMAC  Mortgage,  LLC  Primary  Servicing  Portfolio"  and
     "Homecomings Financial, LLC Servicing Portfolio."

              GMACM began  acquiring,  originating  and servicing  residential  mortgage  loans in 1985 through its acquisition of Colonial  Mortgage  Service  Company,  which was formed in 1926,  and the loan  administration, servicing  operations and portfolio of Norwest Mortgage,  which entered the residential mortgage loan business in 1906.  These businesses formed the original basis of what is now GMACM.

              GMACM  maintains  its  executive  and principal  offices at 1100  Virginia  Drive,  Fort  Washington,
     Pennsylvania 19034. Its telephone number is (215) 734-5000.

              In addition,  GMACM  purchases  mortgage loans  originated by GMAC Bank,  which is wholly-owned by IB
     Finance  Holding  Company,  LLC, a  subsidiary  of ResCap and GMAC LLC,  and which is an  affiliate  of GMACM.
     Formerly  known as GMAC  Automotive  Bank,  GMAC Bank, a Utah  industrial  bank,  was organized in 2001. As of
     November 22, 2006, GMAC Bank became the successor to  substantially  all of the assets and liabilities of GMAC
     Bank, a federal savings bank.

              GMACM  generally  retains the  servicing  rights with respect to loans it sells or  securitizes,  and also  occasionally  purchases  mortgage  servicing  rights from other  servicers or acts as a  subservicer  of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

              As of the  six  months  ended  June  30,  2007,  GMACM  acted  as  primary  servicer  and  owned  the corresponding  servicing rights on approximately  2,271,474 of residential  mortgage loans having an aggregate unpaid principal  balance of approximately  $284 billion,  and GMACM acted as subservicer (and did not own the corresponding  servicing  rights) on approximately  334,864 loans having an aggregate unpaid principal balance of over $70.5 billion.

              The  following  tables  set forth the  dollar  amount of  mortgage  loans  serviced  by GMACM for the periods  indicated,  and  the  number  of such  loans  for the  same  period.  GMACM  was  the  servicer  of a residential  mortgage loan portfolio of approximately  $153.6 billion,  $13.9 billion,  $17.6 billion and $7.0 billion  during  the  year  ended  December  31,  2003  backed  by  prime  conforming  mortgage  loans,  prime non-conforming  mortgage  loans,  government  mortgage loans and  second-lien  mortgage loans  (including home equity lines of credit),  respectively.  GMACM was the servicer of a residential  mortgage  loan  portfolio of approximately  $211.5  billion,  $32.0  billion,  $18.2 billion and $22.8 billion  during the six months ended
     June 30, 2007 backed by prime  conforming  mortgage loans,  prime  non-conforming  mortgage loans,  government mortgage loans and  second-lien  mortgage loans  (including  home equity lines of credit),  respectively.  The percentages  shown  under  "Percentage  Change  from Prior  Year"  represent  the ratio of (a) the  difference between the current and prior year volume over (b) the prior year volume.

                                  GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO
                                                  ($ IN MILLIONS)

                                                                                                                          For the Six
                                                                                                                          Months Ended
                                                              For the Year Ended December 31,                               June 30,
                                     _________________________________________________________________________________________________

                                          2002             2003             2004            2005             2006             2007
Prime conforming mortgage loans
     No. of Loans..................  1,418,843        1,308,284        1,323,249       1,392,870        1,455,919        1,485,410
     Dollar Amount of Loans........  $150,421         $153,601         $165,521        $186,364         $203,894         $211,462
     Percentage Change
          from Prior Year..........  N/A              2.11%            7.76%           12.59%           9.41%
Prime non-conforming mortgage loans
     No. of Loans........            36,225           34,041           53,119          69,488           67,462           68,062
     Dollar Amount of Loans....      $12,543          $13,937          $23,604         $32,385          $32,220          $32,035
     Percentage Change
          from Prior Year..........  N/A              11.12%           69.36%          37.20%           (0.51)%
Government mortgage loans
     No. of Loans.........           230,085          191,023          191,844         181,679          181,563          175,588
     Dollar Amount of Loans....      $21,174          $17,594          $18,328         $18,098          $18,843          $18,166
     Percentage Change
          from Prior Year..........  N/A              (16.91)%         4.17%           (1.25)%          4.12%
Second-lien mortgage loans
     No. of Loans........            261,416          282,128          350,334         392,261          514,085          542,414
     Dollar Amount of Loans....      $6,666           $7,023           $10,374         $13,034          $20,998          $22,778
     Percentage Change
          from Prior Year..........  N/A              5.36%            47.71%          25.64%           61.10%
Total mortgage loans serviced
     No. of Loans........            1,946,569        1,815,476        1,918,546       2,036,298        2,219,029        2,271,474
     Dollar Amount of Loans....      $190,804         $192,155         $217,827        $249,881         $275,955         $284,441
     Percentage Change
          from Prior Year..........  N/A              0.71%            13.36%          14.72%           10.43%

                                  HOMECOMINGS FINANCIAL, LLC SERVICING PORTFOLIO

              The  following  table sets  forth the  aggregate  principal  amount of  mortgage  loans  serviced  by
     Homecomings for the past five years and for the nine months ended  September 30, 2007. The  percentages  shown under  "Percentage  Change from Prior Year" represent the ratio of (a) the difference  between the current and prior year volume over (b) the prior year volume.

First Lien Mortgage Loans
                                                                                                           Nine Months
                                                                                                              Ended
                                                   Year Ended December 31,                                September 30,
                       __________________________________________________________________________________________________

      Volume by             2002            2003            2004             2005            2006             2007
  Principal Balance
_________________________________________________________________________________________________________________________
Prime Mortgages(1)     $27,343,774,000 $29,954,139,212 $31,943,811,060  $44,570,851,126 $ 67,401,832,594  $71,858,074,506
Non-Prime Mortgages(2) $27,384,763,000 $39,586,900,679 $44,918,413,591  $52,102,835,214 $ 49,470,359,806  $40,347,477,674
Total                  $54,728,537,000 $69,541,039,891 $76,862,224,651  $96,673,686,340 $116,872,192,400 $112,205,552,180
Prime Mortgages(1)              49.96%          43.07%           41.56%          46.10%           57.67%           64.04%
Non-Prime Mortgages(2)          50.04%          56.93%           58.44%          53.90%           42.33%           35.96%
Total                          100.00%         100.00%          100.00%         100.00%          100.00%          100.00%
 Percentage Change
 from Prior Year(3)
Prime Mortgages(1)               7.09%           9.55%            6.64%          39.53%           51.22%
Non-Prime Mortgages(2)          60.71%          44.56%           13.47%          15.99%          (5.05)%
Total                           28.55%          27.07%           10.53%          25.78%           20.89%

Junior Lien Mortgage Loans
                                                                                                           Nine Months
                                                                                                              Ended
                                                     Year Ended December 31,                              September 30,
                         __________________________________________________________________________________________________

       Volume by              2002             2003            2004            2005            2006            2007
   Principal Balance
___________________________________________________________________________________________________________________________
Prime Mortgages(1)       $7,627,424,000    $7,402,626,296  $7,569,300,685 $7,442,264,087  $11,418,858,741 $10,519,372,299
Non-Prime Mortgages(2)                -                 -              -               -               -                -
                         __________________________________________________________________________________________________
Total                    $7,627,424,000    $7,402,626,296  $7,569,300,685 $7,442,264,087  $11,418,858,741 $10,519,372,299
                         __________________________________________________________________________________________________
Prime Mortgages(1)              100.00%            100.00%         100.00%        100.00%          100.00%         100.00%
Non-Prime Mortgages(2)                -                 -              -               -                -               -
                         __________________________________________________________________________________________________
Total                            100.00%           100.00%         100.00%        100.00%          100.00%         100.00%
                         __________________________________________________________________________________________________
Percentage Change from
     Prior Year(3)
Prime Mortgages(1)               (4.94)%           (2.95)%           2.25%        (1.68)%           53.43%
                         __________________________________________________________________________________________________
Non-Prime Mortgages(2)                -                 -               -              -               -
Total                            (4.94)%           (2.95)%           2.25%        (1.68)%           53.43%
                         __________________________________________________________________________________________________

(1)     Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity
        Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)     Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)     Represents year to year growth or decline as a percentage of the prior year's volume.

First Lien Mortgage Loans

                                                                                                           Nine Months
                                                                                                              Ended
                                                      Year Ended December 31,                             September 30,
                           __________________________________________________________________________________________________

        Volume by                  2002             2003             2004           2005          2006               2007
     Number of Loans
_____________________________________________________________________________________________________________________________

Prime Mortgages(1)                125,209           143,645         150,297       187,773        252,493        260,205
Non-Prime Mortgages(2)            257,077           341,190         373,473       394,776        361,125        298,742
                          __________________________________________________________________________________________________
Total                             382,286           484,835         523,770       582,549        613,618        558,947
                          __________________________________________________________________________________________________
Prime Mortgages(1)                  32.75%            29.63%          28.70%        32.23%         41.15%         46.55%
Non-Prime Mortgages(2)              67.25%            70.37%          71.30%        67.77%         58.85%         53.45%
                          __________________________________________________________________________________________________
Total                              100.00%           100.00%         100.00%       100.00%        100.00%        100.00%
                          __________________________________________________________________________________________________
 Percentage Change from
      Prior Year(3)
Prime Mortgages(1)                 (6.30)%            14.72%           4.63%        24.93%         34.47%
Non-Prime Mortgages(2)              52.85%            32.72%           9.46%         5.70%        (8.52)%
                          __________________________________________________________________________________________________
Total                               26.66%            26.83%           8.03%        11.22%          5.33%
                          __________________________________________________________________________________________________

Junior Lien Mortgage Loans
                                                                                                          Nine Months
                                                                                                             Ended
                                                     Year Ended December 31,                             September 30,
                          __________________________________________________________________________________________________

       Volume by               2002             2003             2004           2005        2006                  2007
    Number of Loans
____________________________________________________________________________________________________________________________
Prime Mortgages(1)               217,031           211,585         210,778       199,600        266,900         243,314
Non-Prime Mortgages(2)                 -                 -               -             -              -               -
                          __________________________________________________________________________________________________
Total                            217,031           211,585         210,778       199,600        266,900         243,314
                          __________________________________________________________________________________________________
Prime Mortgages(1)                100.00%           100.00%         100.00%       100.00%        100.00%         100.00%
Non-Prime Mortgages(2)                 -                 -               -             -              -               -
                          __________________________________________________________________________________________________
Total                             100.00%           100.00%         100.00%       100.00%        100.00%         100.00%
                          __________________________________________________________________________________________________
Percentage Change from
     Prior Year(3)
Prime Mortgages(1)                (5.20)%           (2.51)%         (0.38)%       (5.30)%         33.72%
Non-Prime Mortgages(2)                 -                 -               -             -              -
                          __________________________________________________________________________________________________
Total                             (5.20)%           (2.51)%         (0.38)%       (5.30)%         33.72%
                          __________________________________________________________________________________________________

(1)     Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity
        Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)     Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)     Represents year to year growth or decline as a percentage of the prior year's volume.

     Billing and Payment  Procedures.  As servicer,  GMACM collects and remits mortgage loan payments,  responds to borrower inquiries,  accounts for principal and interest,  holds custodial and escrow funds for payment of property taxes and insurance premiums,  counsels or otherwise works with delinquent borrowers,  supervises  foreclosures and property  dispositions  and generally  administers the loans.  GMACM sends monthly  invoices or annual coupon books to borrowers to prompt the  collection of the  outstanding  payments.  Borrowers may elect for monthly  payments to be  deducted  automatically  from bank  accounts  on the same day every  month or may take  advantage  of on demand electronic  payments made over the internet or via phone.  GMACM may, from time to time,  outsource  certain of its servicing  functions,  such as contacting  delinquent  borrowers,  property tax administration and hazard insurance administration,  although  any  such  outsourcing  will  not  relieve  GMACM  of  any of  its  responsibilities  or liabilities as a servicer.

Additional Subservicers

     National  City  Mortgage  Co.,  an Ohio  corporation,  will  subservice  approximately  16.0% and 16.9% of the reference date principal balances of the group I loans and group II loans, respectively.

              8.  Annex I Mortgage Loan Statistical Information is hereby deleted and replaced with the following:

         Dealers will be required to deliver a supplement,  prospectus  supplement  and  prospectus  when acting as underwriters of the certificates  offered hereby and with respect to their unsold allotments or  subscriptions.  In addition,  all dealers selling the offered  certificates,  whether or not  participating  in this offering,  may be required to deliver a  supplement,  prospectus  supplement  and  prospectus  until ninety days  following  the date hereof.

                                                     Citigroup
                                                    Underwriter

                                                    ANNEX I
                                       MORTGAGE LOAN STATISTICAL INFORMATION

                                                   Loan Group I

                                  Credit Score Distribution of the Group I Loans

                                                                                                         Weighted
                                         Number of                     Percent of       Average          Average
                                          Group I       Principal       Group I        Principal      Loan-to-Value
Credit Score Range                         Loans         Balance         Loans          Balance           Ratio
___________________________________________________________________________________________________________________
499 or less..........................        42         $10,054,164       2.54%        $239,385           77.03%
500 - 519............................        22           4,623,077       1.17          210,140           78.35
520 - 539............................        28           6,604,869       1.67          235,888           76.98
540 - 559............................        30           5,973,673       1.51          199,122           75.72
560 - 579............................        44          10,123,701       2.56          230,084           78.53
580 - 599............................        39           9,821,536       2.48          251,834           73.51
600 - 619............................        56          13,939,211       3.53          248,914           76.72
620 - 639............................        68          17,513,806       4.43          257,556           75.32
640 - 659............................       114          29,299,260       7.41          257,011           76.29
660 - 679............................       183          43,127,405      10.91          235,669           74.52
680 - 699............................       213          49,884,589      12.62          234,200           75.20
700 - 719............................       152          35,388,990       8.95          232,822           75.29
720 - 739............................       175          37,550,327       9.50          214,573           75.34
740 - 759............................       165          36,766,704       9.30          222,829           75.62
760 - 779............................       153          36,603,394       9.26          239,238           75.35
780 - 799............................       133          31,612,310       8.00          237,687           73.73
800 or greater.......................        75          16,281,270       4.12          217,084           67.79
                                         _________________________________________________________________________
Subtotal with Credit Score...........     1,692        $395,168,288      99.96%        $233,551           75.08%
Not Available........................         1             171,065       0.04          171,065           80.00
                                         _________________________________________________________________________
   Total, Average or Weighted Average     1,693        $395,339,354     100.00%        $233,514           75.08%
                                         ______________________________________

      Mortgage loans  indicated as having a credit score that is "not  available"  include  certain  mortgage loans where the credit score was not provided by the related  seller and  mortgage  loans where no credit  history can be obtained for the related mortgagor.

      As of the  reference  date,  the  minimum and  maximum  credit  scores of the group I loans were 429 and 840, respectively,  and the  weighted  average  credit  score of the group I loans was  approximately  693.  The  credit scores for most of the  mortgagors as reflected in the table above have been updated since the date of  origination of the group I loans.

                                       Occupancy Types of the Group I Loans

                                                                                    Average       Weighted    Weighted Average
                                     Number of        Principal       Percent of    Principal     Average       Loan-to-Value
Occupancy Type                     Group I Loans       Balance       Group I Loans   Balance    Credit Score        Ratio
______________________________________________________________________________________________________________________________
Primary Residence............        1,151          $313,637,269         79.33%        $272,491     687          75.47%
Second/Vacation..............          106            24,018,261          6.08          226,587     714          72.75
Non-Owner Occupied...........          436            57,683,824         14.59          132,302     713          73.98
                                     _________________________________________________________________________________________
  Total, Average or Weighted Average 1,693          $395,339,354        100.00%        $233,514     693          75.08%
                                     _________________________________________

                                                                      I-1

                                         Loan Purpose of the Group I Loans

                                                                                                     Weighted
                                        Number of                       Percent of      Average       Average     Weighted Average
                                         Group I        Principal        Group I       Principal      Credit       Loan-to-Value
Loan Purpose                              Loans          Balance           Loans        Balance        Score           Ratio
____________________________________________________________________________________________________________________________________
Purchase...........................        857         $183,296,806       46.36%         $213,882       696         78.24%
Rate/Term Refinance................        382           95,330,474       24.11           249,556       675         75.90
Equity Refinance...................        454          116,712,074       29.52           257,075       703         69.46
                                         ___________________________________________________________________________________________
  Total, Average or
Weighted Average...................      1,693         $395,339,354      100.00%         $233,514       693         75.08%
                                         _______________________________________

                                   Mortgaged Property Types of the Group I Loans

                                              Number of                    Percent of     Average      Weighted    Weighted Average
                                              Group I       Principal       Group I      Principal     Average       Loan-to-Value
Property Type                                   Loans        Balance         Loans        Balance    Credit Score        Ratio
___________________________________________________________________________________________________________________________________
Single-Family Detached....................      1,042      $251,691,958       63.66%       $241,547      691          75.17%
Planned Unit Developments (detached) .....        265        78,284,521       19.80         295,413      692          76.28
Condo Low-Rise (less than 5 stories) .....        188        30,507,372        7.72         162,273      705          74.49
Two-to-Four Family Units..................        127        21,967,560        5.56         172,973      699          71.31
Planned Unit Developments (attached) .....         22         4,701,015        1.19         213,682      693          74.78
Townhouse.................................         25         3,035,102        0.77         121,404      677          75.04
Condo High-Rise (9 stories or more) ......         10         2,230,155        0.56         223,016      717          73.03
Condo Mid-Rise (5 to 8 stories) ..........          7         1,639,201        0.41         234,172      737          72.72
Condotel (5 to 8 stories) ................          4           609,093        0.15         152,273      653          59.34
Condotel (9 or more stories) .............          1           359,920        0.09         359,920      669          80.00
Cooperative Units.........................          2           313,457        0.08         156,729      736          85.72
                                                ___________________________________________________________________________________
   Total, Average or
Weighted Average..........................      1,693      $395,339,354      100.00%       $233,514      693          75.08%
                                                ___________________________________

                                                                      I-2

                                   Geographic Distribution of the Group I Loans

                                                                                             Weighted
                                Number of                        Percent of     Average       Average    Weighted Average
                                 Group I         Principal        Group I      Principal      Credit       Loan-to-Value
State                             Loans           Balance          Loans        Balance        Score           Ratio
__________________________________________________________________________________________________________________________
Alaska.......................         2            $508,063         0.13%       $254,031         629        85.30%
Alabama......................        19           2,217,878         0.56         116,730         703        77.79
Arkansas.....................        11           1,337,236         0.34         121,567         742        83.71
Arizona......................        32           6,207,109         1.57         193,972         719        74.69
California...................       327         129,259,807        32.70         395,290         703        73.02
Colorado.....................        55          12,116,312         3.06         220,297         700        76.64
Connecticut..................        18           3,606,931         0.91         200,385         701        77.80
District of Columbia.........         3             995,827         0.25         331,942         665        76.18
Delaware.....................         2             430,504         0.11         215,252         661        77.48
Florida......................       146          29,356,215         7.43         201,070         683        73.01
Georgia......................        70          11,333,441         2.87         161,906         676        77.40
Hawaii.......................         8           2,461,563         0.62         307,695         721        69.96
Iowa.........................         6           1,618,582         0.41         269,764         640        83.69
Idaho........................        11           2,109,720         0.53         191,793         691        74.35
Illinois.....................        39           8,870,021         2.24         227,436         687        77.84
Indiana......................        25           3,223,862         0.82         128,954         678        81.64
Kansas.......................         2             116,419         0.03          58,210         596        76.47
Kentucky.....................         4             434,791         0.11         108,698         665        78.15
Louisiana....................        25           3,579,075         0.91         143,163         691        79.85
Massachusetts................        33           9,038,606         2.29         273,897         671        75.01
Maryland.....................        47          13,930,184         3.52         296,387         669        76.90
Maine........................         5             863,214         0.22         172,643         674        79.31
Michigan.....................        56           8,722,231         2.21         155,754         675        79.86
Minnesota....................        23           3,785,499         0.96         164,587         700        77.51
Missouri.....................        20           3,129,681         0.79         156,484         724        79.29
Mississippi..................         4             867,322         0.22         216,830         621        80.28
Montana......................         1              81,182         0.02          81,182         745        79.00
North Carolina...............        51           8,308,511         2.10         162,912         714        76.15
North Dakota.................         1              80,566         0.02          80,566         718        65.00
Nebraska.....................         5             515,143         0.13         103,029         744        84.61
New Hampshire................         1             290,500         0.07         290,500         695        59.00
New Jersey...................        76          21,309,878         5.39         280,393         665        74.12
New Mexico...................         8           1,269,192         0.32         158,649         702        69.59
Nevada.......................         9           2,043,595         0.52         227,066         730        75.02
New York.....................        69          16,839,119         4.26         244,045         685        74.69
Ohio.........................        55           7,767,682         1.96         141,231         697        78.78
Oklahoma.....................        10             695,481         0.18          69,548         691        82.39
Oregon.......................        16           3,235,320         0.82         202,207         704        67.55
Pennsylvania.................        50           6,433,369         1.63         128,667         674        81.20
Rhode Island.................         2             274,102         0.07         137,051         724        72.33
South Carolina...............        24           4,400,560         1.11         183,357         700        73.74
South Dakota.................         1             105,564         0.03         105,564         714        79.00
Tennessee....................        32           4,013,122         1.02         125,410         702        78.91
Texas........................       125          19,475,663         4.93         155,805         681        77.00
Utah.........................        25           4,566,026         1.15         182,641         688        78.89
Virginia.....................        79          21,795,046         5.51         275,887         705        75.70
Washington...................        44           9,310,335         2.36         211,599         701        73.95
Wisconsin....................        14           2,183,324         0.55         155,952         671        74.77
Wyoming......................         2             225,982         0.06         112,991         672        80.00
                                 __________________________________________________________________________________
  Total, Average or Weighted
Average..................        1,693         $395,339,354        100.00%       $233,514       693         75.08%
                                 ________________________________________

      As of the  reference  date,  no more than 0.7% of the group I loans  were  secured  by  mortgaged  properties located  in any one zip code  area in  California  and no more  than  0.6% of the  group I loans  were  secured  by mortgaged properties located in any one zip code area outside California.

                                                                      I-3

                                     Documentation Types of the Group I Loans

                                Number of                      Percent of      Average       Weighted     Weighted Average
                                 Group I        Principal        Group I      Principal      Average        Loan-to-Value
Documentation Type                Loans          Balance          Loans        Balance     Credit Score         Ratio
___________________________________________________________________________________________________________________________
Full/Alternate Documentation.      531         $104,704,648       26.48%        $197,184      703            78.53%
Reduced Documentation........      830          217,956,859       55.13          262,599      688            75.15
No Stated Income.............      181           44,054,429       11.14          243,395      686            73.09
No Income/No Asset
Verification.................      151           28,623,419        7.24          189,559      707            65.01
                                 _________________________________________________________________________________
  Total, Average or
Weighted Average................ 1,693         $395,339,354      100.00%        $233,514      693            75.08%
                                 ______________________________________

      As of the reference  date,  no more than 36.6% of such  reduced,  no stated  income,  and no income/no  asset verification loan documentation group I loans were secured by mortgaged properties located in California.

      As of the  reference  date,  approximately  1.2%  of the  group  I  loans  were  underwritten  pursuant  to a streamlined  refinancing  documentation  program,  which permits  mortgage loans to be refinanced with only limited verification or updating of  underwriting  information  obtained at the time that the refinanced  mortgage loan was underwritten.  See "The Trusts—Underwriting Policies—General Standards" in the prospectus.

                                                                      I-4

                                        Mortgage Rates of the Group I Loans

                                                                                                            Weighted
                              Number of                      Percent of      Average        Weighted         Average
                               Group I       Principal        Group I      Principal        Average      Loan-to-Value
Mortgage Rates (%)              Loans         Balance          Loans        Balance      Credit Score        Ratio
______________________________________________________________________________________________________________________
5.625 - 5.749.............         2            $657,620         0.17%      $328,810         740           80.00%
5.750 - 5.874.............        11           4,397,738         1.11        399,794         754           78.53
5.875 - 5.999.............        15           5,272,963         1.33        351,531         720           75.69
6.000 - 6.124.............        16           4,005,059         1.01        250,316         682           68.69
6.125 - 6.249.............        21           7,553,612         1.91        359,696         730           71.16
6.250 - 6.374.............        97          27,326,928         6.91        281,721         715           71.50
6.375 - 6.499.............       124          39,900,818        10.09        321,781         704           73.23
6.500 - 6.624.............       176          47,603,295        12.04        270,473         705           72.48
6.625 - 6.749.............       218          58,657,410        14.84        269,071         696           73.65
6.750 - 6.874.............       227          57,872,219        14.64        254,944         674           74.91
6.875 - 6.999.............       239          56,855,823        14.38        237,890         688           76.64
7.000 - 7.124.............       101          20,219,058         5.11        200,189         689           77.76
7.125 - 7.249.............        57          11,157,333         2.82        195,743         682           78.91
7.250 - 7.374.............        84          15,613,733         3.95        185,878         681           77.38
7.375 - 7.499.............        47           7,874,720         1.99        167,547         660           79.50
7.500 - 7.624.............        69          10,224,743         2.59        148,185         684           78.89
7.625 - 7.749.............        48           5,827,849         1.47        121,414         686           80.47
7.750 - 7.874.............        21           3,316,977         0.84        157,951         683           80.34
7.875 - 7.999.............        43           4,648,119         1.18        108,096         631           81.95
8.000 - 8.124.............        37           2,927,473         0.74         79,121         666           81.83
8.125 - 8.249.............        23           1,975,089         0.50         85,873         681           81.39
8.250 - 8.374.............        16             965,496         0.24         60,343         686           81.52
8.750 - 8.874.............         1             485,279         0.12        485,279         689           95.00
                               ______________________________________________________________________________________
  Total, Average or
Weighted Average............   1,693        $395,339,354       100.00%      $233,514         693           75.08%
                               ______________________________________

      As of the reference date, the weighted average mortgage rate of the group I loans was  approximately  6.7349%
per annum.

                                                                      I-5

                                 Net Mortgage Rates of the Discount Group I Loans

                                   Number of                      Percent of     Average      Weighted     Weighted Average
                                    Group I         Principal       Group I     Principal      Average       Loan-to-Value
Net Mortgage Rate (%)                Loans           Balance         Loans       Balance    Credit Score         Ratio
___________________________________________________________________________________________________________________________
5.345.......................           2               $657,620        0.17%      $328,810      740           80.00%
5.470.......................          11              4,397,738        1.11        399,794      754           78.53
5.595.......................          14              5,081,063        1.29        362,933      724           75.53
5.719.......................           1                191,900        0.05        191,900      601           80.00
5.720.......................          16              4,005,059        1.01        250,316      682           68.69
5.790.......................           2                994,161        0.25        497,081      725           80.00
5.845.......................          21              7,553,612        1.91        359,696      730           71.16
5.915.......................           2                841,367        0.21        420,683      527           78.93
5.970.......................          97             27,326,928        6.91        281,721      715           71.50
                                    ______________________________________________________________________________________
  Total, Average or Weighted
Average.....................         166            $51,049,448       12.91%      $307,527      716           72.67%
                                    _______________________________________

      As of the reference date, the weighted  average of the Discount  Fractions of the Discount  Mortgage Loans in
loan group I was approximately 2.698866561%.

                                 Original Principal Balances of the Group I Loans

                                                                                                            Weighted
                                Number of                       Percent of    Average      Weighted         Average
Original Mortgage                Group I         Principal       Group I      Principal      Average      Loan-to-Value
 Loan Balance  ($)                Loans           Balance         Loans       Balance    Credit Score        Ratio
______________________________________________________________________________________________________________________
100,000 or less............        391        $  28,929,820         7.32%       $73,989      696           71.78%
100,001 to 200,000.........        588           83,496,839        21.12        142,001      700           74.28
200,001 to 300,000.........        227           56,499,584        14.29        248,897      685           73.55
300,001 to 400,000.........        213           74,496,600        18.84        349,749      678           75.67
400,001 to 500,000.........        122           54,281,074        13.73        444,927      697           76.56
500,001 to 600,000.........         66           35,578,595         9.00        539,070      695           75.40
600,001 to 700,000.........         53           33,948,107         8.59        640,530      706           76.72
700,001 to 800,000.........         15           10,908,980         2.76        727,265      692           76.41
800,001 to 900,000.........          7            5,932,962         1.50        847,566      714           78.73
900,001 to 1,000,000.......          9            8,535,831         2.16        948,426      696           77.63
1,200,001 to 1,300,000.....          1            1,250,000         0.32      1,250,000      676           76.00
1,400,001 to 1,500,000.....          1            1,480,961         0.37      1,480,961      722           75.00
                                 _____________________________________________________________________________________
  Total, Average or
Weighted Average...........      1,693         $395,339,354       100.00%      $233,514      693           75.08%
                                 _______________________________________

                                                                      I-6

                                Original Loan-to-Value Ratios of the Group I Loans

                             Number of                      Percent of      Average          Weighted
Original                      Group I        Principal       Group I       Principal          Average
Loan-to-Value Ratio (%)        Loans          Balance         Loans         Balance        Credit Score
_____________________________________________________________________________________________________
00.01 - 50.00..........         125          $17,714,830       4.48%        $141,719         722
50.01 - 55.00..........          35            6,540,399       1.65          186,869         712
55.01 - 60.00..........          58           12,137,322       3.07          209,264         703
60.01 - 65.00..........         105           27,795,283       7.03          264,717         688
65.01 - 70.00..........          84           22,999,609       5.82          273,805         698
70.01 - 75.00..........         206           53,243,023      13.47          258,461         701
75.01 - 80.00..........         903          222,785,961      56.35          246,718         688
80.01 - 85.00..........          30            6,890,347       1.74          229,678         687
85.01 - 90.00..........         104           18,174,754       4.60          174,757         690
90.01 - 95.00..........          37            6,089,759       1.54          164,588         698
95.01 - 100.00.........           6              968,067       0.24          161,344         686
                              _______________________________________________________________________
  Total, Average or
Weighted Average........      1,693         $395,339,354     100.00%        $233,514         693
                              _____________________________________

      As of the reference date, the weighted  average  loan-to-value  ratio at origination of the group I loans was approximately 75.08%.

                                      Amortization Types of the Group I Loans

                            Number of                  Percent of Group      Average                      Weighted Average
                             Group I       Principal         I              Principal   Weighted Average   Loan-to-Value
Amortization Type             Loans         Balance        Loans             Balance      Credit Score        Ratio
______________________________________________________________________________________________________________________________
Fully Amortizing.......     1,095        $224,418,776      56.77%           $204,949         695             74.15%
Interest Only Period- 5
Years..................         1             316,000       0.08             316,000         725             61.00
Interest Only Period-10
Years..................       593         169,196,378      42.80             285,323         690             76.35
Interest Only Period-15
Years..................         4           1,408,200       0.36             352,050         706             74.25
                            _________________________________________________________________________________________________
  Total, Average or
Weighted Average.......     1,693        $395,339,354     100.00%           $233,514         693             75.08%
                            _____________________________________

                                   Property Valuation Types of the Group I Loans

                              Number of                       Percent of       Average       Weighted   Weighted Average
                               Group I         Principal        Group I       Principal      Average      Loan-to-Value
Property Valuation Type         Loans           Balance          Loans         Balance      Credit Score       Ratio
________________________________________________________________________________________________________________________
Automated Valuation Model        61           $12,645,222         3.20%       $207,299          700        72.35%
Appraisal................     1,632           382,694,132        96.80         234,494          693        75.17
                              __________________________________________________________________________________________
   Total, Average or
Weighted Average.........     1,693          $395,339,354       100.00%       $233,514          693        75.08%
                              ________________________________________

                                                                      I-7

                                                   Loan Group II

                                  Credit Score Distribution of the Group II Loans

                                         Number of                                          Average      Weighted Average
                                          Group II        Principal        Percent of      Principal       Loan-to-Value
Credit Score Range                         Loans           Balance       Group II Loans     Balance            Ratio
_________________________________________________________________________________________________________________________
499 or less........................          108         $23,528,866         2.98%           $217,860       77.98%
500 - 519..........................           29           6,537,883         0.83             225,444       78.73
520 - 539..........................           62          15,098,758         1.91             243,528       79.12
540 - 559..........................           79          18,560,634         2.35             234,945       77.99
560 - 579..........................           86          19,694,807         2.50             229,009       75.31
580 - 599..........................          112          25,379,781         3.22             226,605       77.10
600 - 619..........................          119          27,969,675         3.55             235,039       74.97
620 - 639..........................          189          43,991,415         5.58             232,759       76.40
640 - 659..........................          249          61,004,501         7.74             244,998       73.01
660 - 679..........................          362          83,099,949        10.54             229,558       74.33
680 - 699..........................          354          86,621,233        10.98             244,693       74.29
700 - 719..........................          336          81,148,136        10.29             241,512       74.84
720 - 739..........................          271          67,562,920         8.57             249,310       74.83
740 - 759..........................          271          65,490,698         8.30             241,663       74.95
760 - 779..........................          268          69,474,328         8.81             259,233       72.40
780 - 799..........................          199          57,395,186         7.28             288,418       72.07
800 or greater.....................          120          34,768,576         4.41             289,738       70.68
                                           ______________________________________________________________________
Subtotal with Credit Score.........        3,214        $787,327,345        99.84%           $244,968       74.45%
Not Available......................            1           1,284,439         0.16           1,284,439       67.00
                                           ______________________________________________________________________
  Total, Average or Weighted Average       3,215        $788,611,784       100.00%           $245,291       74.44%
                                           ______________________________________

      Mortgage loans  indicated as having a credit score that is "not  available"  include  certain  mortgage loans where the credit score was not provided by the related  seller and  mortgage  loans where no credit  history can be obtained for the related mortgagor.

      As of the  reference  date,  the minimum and  maximum  credit  scores of the group II loans were 404 and 833, respectively,  and the  weighted  average  credit  score of the group II loans was  approximately  688.  The credit scores for most of the  mortgagors as reflected in the table above have been updated since the date of  origination of the group II loans.

                                       Occupancy Types of the Group II Loans

                                                                                                                  Weighted
                                   Number of                        Percent of     Average       Weighted         Average
                                   Group II         Principal        Group II     Principal      Average       Loan-to-Value
Occupancy Type                       Loans           Balance          Loans        Balance     Credit Score        Ratio
____________________________________________________________________________________________________________________________
Primary Residence............       2,486         $640,854,809        81.26%       $257,786        684           75.13%
Second/Vacation..............          87           31,056,652         3.94         356,973        714           73.10
Non-Owner Occupied...........         642          116,700,323        14.80         181,776        701           70.99
  Total, Average or                 ________________________________________________________________________________________
Weighted Average.............       3,215         $788,611,784       100.00%       $245,291        688           74.44%
                                    _______________________________________

                                                                      I-8

                                        Loan Purpose of the Group II Loans

                                                                                                     Weighted
                                        Number of                       Percent of      Average       Average    Weighted Average
                                         Group II       Principal        Group II      Principal      Credit       Loan-to-Value
Loan Purpose                              Loans          Balance           Loans        Balance        Score           Ratio
_________________________________________________________________________________________________________________________________
Purchase..........................        1,424        $329,557,471       41.79%        $231,431         689        77.82%
Rate/Term Refinance...............          915         209,587,172       26.58          229,057         679        73.31
Equity Refinance..................          876         249,467,141       31.63          284,780         693        70.92
  Total, Average or                       _______________________________________________________________________________________
Weighted Average..................        3,215        $788,611,784      100.00%        $245,291         688        74.44%
                                          _____________________________________

                                  Mortgaged Property Types of the Group II Loans

                                                Number of                     Percent of     Average      Weighted     Weighted Average
                                                Group II       Principal       Group II     Principal      Average       Loan-to-Value
Property Type                                     Loans         Balance         Loans        Balance    Credit Score         Ratio
_______________________________________________________________________________________________________________________________________
Single-Family Detached.....................       1,997       $478,641,964      60.69%       $239,681        685          73.83%
Planned Unit Developments (detached).......         540        149,956,185      19.02         277,697        683          76.44
Condo Low-Rise (less than 5 stories).......         288         63,870,675       8.10         221,773        709          76.27
Two-to-Four Family Units...................         247         60,936,937       7.73         246,708        694          72.75
Planned Unit Developments (attached).......          62         14,064,094       1.78         226,840        667          76.65
Condo High-Rise (9 stories or more)........          31         10,142,787       1.29         327,187        692          74.01
Townhouse..................................          27          5,015,642       0.64         185,765        691          71.22
Condo Mid-Rise (5 to 8 stories)............          17          4,953,619       0.63         291,389        725          68.53
Condotel (5 to 8 stories)..................           3            483,552       0.06         161,184        658          61.29
Cooperative Units..........................           2            292,764       0.04         146,382        730          76.35
Condotel (9 or more stories)...............           1            253,565       0.03         253,565        833          80.00
                                                  _____________________________________________________________________________________
  Total, Average or
Weighted Average...........................       3,215       $788,611,784     100.00%       $245,291        688          74.44%
                                                  ___________________________________

                                                                      I-9

                                   Geographic Distribution of the Group II Loans

                                Number of                         Percent of     Average       Weighted     Weighted Average
                                 Group II        Principal         Group II     Principal      Average       Loan-to-Value
State                             Loans           Balance           Loans        Balance     Credit Score        Ratio
____________________________________________________________________________________________________________________________
Alaska.......................        12          $3,202,882          0.41%       $266,907         699         80.56%
Alabama......................        40           9,731,758          1.23         243,294         699         75.30
Arkansas.....................        17           2,150,565          0.27         126,504         650         77.45
Arizona......................        85          21,162,975          2.68         248,976         686         73.92
California...................       249          98,542,478         12.50         395,753         696         66.46
Colorado.....................       134          31,863,141          4.04         237,785         695         75.99
Connecticut..................        35           8,492,454          1.08         242,642         689         77.19
District of Columbia.........        29          11,255,098          1.43         388,107         694         74.99
Delaware.....................        11           2,382,536          0.30         216,594         658         75.41
Florida......................       381          99,553,624         12.62         261,296         673         74.51
Georgia......................       117          22,688,262          2.88         193,917         649         76.15
Hawaii.......................        13           5,989,252          0.76         460,712         702         73.87
Iowa.........................         4             457,592          0.06         114,398         721         75.32
Idaho........................        33           5,321,488          0.67         161,257         682         75.32
Illinois.....................       118          30,328,473          3.85         257,021         674         75.74
Indiana......................        53           7,532,026          0.96         142,114         666         78.59
Kansas.......................         7             952,512          0.12         136,073         599         79.54
Kentucky.....................        17           2,034,459          0.26         119,674         693         79.87
Louisiana....................        36           5,806,993          0.74         161,305         680         78.20
Massachusetts................        59          18,126,099          2.30         307,222         681         74.72
Maryland.....................        96          31,593,901          4.01         329,103         669         76.58
Maine........................        14           3,759,127          0.48         268,509         732         65.01
Michigan.....................        90          16,553,235          2.10         183,925         665         77.63
Minnesota....................        73          13,658,830          1.73         187,107         686         79.40
Missouri.....................        45           7,886,081          1.00         175,246         714         75.34
Mississippi..................        11           1,450,479          0.18         131,862         621         82.04
Montana......................         6           1,400,957          0.18         233,493         728         76.07
North Carolina...............        72          14,412,305          1.83         200,171         706         75.35
Nebraska.....................         6           1,060,945          0.13         176,824         715         81.47
New Hampshire................        14           3,597,773          0.46         256,984         696         74.96
New Jersey...................       114          37,920,667          4.81         332,637         678         72.62
New Mexico...................        28           4,821,663          0.61         172,202         663         78.41
Nevada.......................        41          13,290,552          1.69         324,160         711         76.01
New York.....................        81          30,291,634          3.84         373,971         712         72.09
Ohio.........................        83          12,440,900          1.58         149,890         679         78.47
Oklahoma.....................        14           1,847,103          0.23         131,936         644         78.06
Oregon.......................        61          12,023,825          1.52         197,112         718         73.30
Pennsylvania.................        64          10,250,335          1.30         160,161         708         76.28
Rhode Island.................         7           1,423,176          0.18         203,311         637         70.76
South Carolina...............        58          10,706,484          1.36         184,595         679         75.05
South Dakota.................         1             109,536          0.01         109,536         647         80.00
Tennessee....................        37           6,061,837          0.77         163,833         687         77.79
Texas........................       288          48,530,149          6.15         168,507         688         77.29
Utah.........................        77          16,419,709          2.08         213,243         706         76.74
Virginia.....................       147          44,456,460          5.64         302,425         705         75.52
Vermont......................         2             645,807          0.08         322,904         660         76.63
Washington...................       196          47,947,018          6.08         244,628         696         76.23
Wisconsin....................        29           4,465,053          0.57         153,967         689         77.99
West Virginia................         2             806,636          0.10         403,318         718         80.00
Wyoming......................         8           1,204,940          0.15         150,618         712         82.50
  Total, Average or Weighted      ______________________________________________________________________________________
Average....................       3,215        $788,611,784        100.00%       $245,291         688         74.44%
                                  _______________________________________
      As of the  reference  date,  no more than 0.5% of the group II loans  were  secured by  mortgaged  properties located in any one zip code area in Florida and no more than 0.4% of the group II loans were  secured by  mortgaged properties located in any one zip code area outside Florida.

                                                                      I-10

                                     Documentation Types of the Group II Loans

                               Number of        Principal        Percent of      Average       Weighted     Weighted Average
                               Group II                           Group II      Principal      Average        Loan-to-Value
Documentation Type               Loans           Balance            Loans        Balance     Credit Score         Ratio
____________________________________________________________________________________________________________________________
Full/Alternate Documentation        937      $221,051,463          28.03%        $235,914        697           76.65%
Reduced Documentation.....        1,326       337,014,928          42.74          254,159        690           74.19
No Stated Income..........          428       121,366,942          15.39          283,568        665           74.12
No Income/No Asset
Verification..............          524       109,178,452          13.84          208,356        687           71.08
                                  __________________________________________________________________________________________
  Total, Average or
Weighted Average..........        3,215      $788,611,784         100.00%        $245,291        688           74.44%
                                  ______________________________________

      As of the reference  date,  no more than 14.0% of such  reduced,  no stated  income,  and no income/no  asset verification loan documentation group II loans were secured by mortgaged properties located in California.

      As of the  reference  date,  approximately  0.9% of the  group  II  loans  were  underwritten  pursuant  to a streamlined  refinancing  documentation  program,  which permits  mortgage loans to be refinanced with only limited verification or updating of  underwriting  information  obtained at the time that the refinanced  mortgage loan was underwritten.  See "The Trusts—Underwriting Policies—General Standards" in the prospectus.

                                                                      I-11

                                       Mortgage Rates of the Group II Loans

                               Number of      Principal      Percent of      Average        Weighted     Weighted Average
                               Group II                        Group II      Principal       Average       Loan-to-Value
Mortgage Rates (%)               Loans         Balance          Loans        Balance      Credit Score       Ratio
_________________________________________________________________________________________________________________________
5.750 - 5.874.............           1           $324,141        0.04%      $324,141           780          80.00%
5.875 - 5.999.............           4          1,265,107        0.16        316,277           712          70.15
6.000 - 6.124.............           8          2,369,190        0.30        296,149           730          77.70
6.125 - 6.249.............          19          7,527,062        0.95        396,161           758          70.34
6.250 - 6.374.............          90         24,942,702        3.16        277,141           713          70.64
6.375 - 6.499.............         144         43,665,500        5.54        303,233           728          69.03
6.500 - 6.624.............         288         73,899,022        9.37        256,594           716          72.72
6.625 - 6.749.............         356         89,354,840       11.33        250,997           705          70.62
6.750 - 6.874.............         477        126,496,242       16.04        265,191           698          72.14
6.875 - 6.999.............         555        125,226,750       15.88        225,634           681          75.22
7.000 - 7.124.............         277         68,431,270        8.68        247,044           672          76.32
7.125 - 7.249.............         183         45,991,886        5.83        251,322           667          76.07
7.250 - 7.374.............         197         41,662,918        5.28        211,487           655          78.05
7.375 - 7.499.............         173         43,755,252        5.55        252,921           665          78.24
7.500 - 7.624.............         139         30,685,524        3.89        220,759           666          79.76
7.625 - 7.749.............          75         16,912,219        2.14        225,496           656          79.10
7.750 - 7.874.............          84         20,844,312        2.64        248,147           651          77.81
7.875 - 7.999.............          76         13,860,852        1.76        182,380           650          80.73
8.000 - 8.124.............          46          8,315,279        1.05        180,767           658          82.13
8.125 - 8.249.............          13          1,779,904        0.23        136,916           651          84.95
8.250 - 8.374.............           5            624,127        0.08        124,825           608          85.00
8.375 - 8.499.............           1             73,827        0.01         73,827           766          90.00
8.500 - 8.624.............           1            125,395        0.02        125,395           709          95.00
8.625 - 8.749.............           2            320,569        0.04        160,285           621          81.39
8.750 - 8.874.............           1            157,892        0.02        157,892           655          90.00
  Total, Average or              ______________________________________________________________________________________
Weighted Average.........        3,215       $788,611,784      100.00%      $245,291           688          74.44%
                                 ____________________________________

      As of the  reference  date,  the  weighted  average  mortgage  rate of the group II loans  was  approximately
6.9039% per annum.

                                                                      I-12

                                 Net Mortgage Rates of the Discount Group II Loans

                                   Number of                       Percent of      Average        Weighted         Average
                                    Group II        Principal        Average      Principal       Average       Loan-to-Value
Net Mortgage Rate (%)                 Loans          Balance          Loans        Balance      Credit Score        Ratio
_____________________________________________________________________________________________________________________________
5.470.......................            1              $324,141        0.04%      $324,141           780          80.00%
5.595.......................            2               712,904        0.09        356,452           716          75.86
5.710.......................            2               552,203        0.07        276,102           708          62.77
5.720.......................            8             2,369,190        0.30        296,149           730          77.70
5.790.......................            1               790,844        0.10        790,844           816          80.00
5.845.......................           19             7,527,062        0.95        396,161           758          70.34
5.880.......................            1               205,696        0.03        205,696           805          97.00
5.915.......................            1               353,077        0.04        353,077           693          80.00
5.970.......................           90            24,942,702        3.16        277,141           713          70.64
6.005.......................            1               182,547        0.02        182,547           690          90.00
6.040.......................            2               980,910        0.12        490,455           644          71.11
6.095.......................          143            42,874,656        5.44        299,823           726          68.83
6.165.......................            1               974,992        0.12        974,992           692          78.00
6.220.......................          287            73,545,944        9.33        256,258           716          72.69
6.255.......................            1                55,792        0.01         55,792           766          90.00
6.345.......................          354            88,373,930       11.21        249,644           706          70.62
6.380.......................            1               314,846        0.04        314,846           701          87.00
6.470.......................          472           124,605,431       15.80        263,995           698          72.03
  Total, Average or Weighted        ________________________________________________________________________________________
Average.....................        1,387          $369,686,870       46.88%      $266,537           710          71.44%
                                    _______________________________________

      As of the reference date, the weighted  average of the Discount  Fractions of the Discount  Mortgage Loans in
loan group II was approximately 3.271921461%.

                                 Original Principal Balances of the Group II Loans

                                Number of                       Percent of     Average       Weighted     Weighted Average
Original Mortgage                Group II        Principal      Group II      Principal       Average       Loan-to-Value
 Loan Balance  ($)                Loans           Balance         Loans        Balance     Credit Score         Ratio
__________________________________________________________________________________________________________________________
100,000 or less.............        306         $25,464,403         3.23%      $83,217          679          74.73%
100,001 to 200,000..........      1,553         223,145,154        28.30       143,687          683          75.01
200,001 to 300,000..........        562         137,831,769        17.48       245,252          678          75.41
300,001 to 400,000..........        319         111,353,543        14.12       349,071          687          76.28
400,001 to 500,000..........        186          83,055,467        10.53       446,535          685          74.29
500,001 to 600,000..........        130          70,638,110         8.96       543,370          703          74.38
600,001 to 700,000..........         55          35,091,724         4.45       638,031          687          72.15
700,001 to 800,000..........         35          26,237,765         3.33       749,650          710          71.80
800,001 to 900,000..........         20          16,834,405         2.13       841,720          687          74.37
900,001 to 1,000,000........         22          20,612,209         2.61       936,919          696          73.48
1,000,001 to 1,100,000......          3           3,184,356         0.40     1,061,452          743          71.63
1,100,001 to 1,200,000......          3           3,391,648         0.43     1,130,549          689          78.35
1,200,001 to 1,300,000......          2           2,584,439         0.33     1,292,219          773          65.99
1,300,001 to 1,400,000......          4           5,384,409         0.68     1,346,102          680          71.20
1,400,001 to 1,500,000......          9          13,196,986         1.67     1,466,332          717          65.04
1,600,001 to 1,700,000......          2           3,359,110         0.43     1,679,555          713          64.50
1,700,001 to 1,800,000......          3           5,263,286         0.67     1,754,429          733          61.07
1,900,001 to 2,000,000......          1           1,983,000         0.25     1,983,000          785          62.00
                                  ______________________________________________________________________________________
  Total, Average or
Weighted Average............      3,215        $788,611,784       100.00%     $245,291          688          74.44%
                                  ______________________________________

                                                                      I-13

                                Original Loan-to-Value Ratios of the Group II Loans

                             Number of                        Percent of       Average          Weighted
Original                      Group II        Principal        Group II       Principal          Average
Loan-to-Value Ratio (%)        Loans           Balance           Loans         Balance        Credit Score
_____________________________________________________________________________________________________________
00.01 - 50.00..........          144         $34,173,283         4.33%        $237,314           724
50.01 - 55.00..........           88          21,385,200         2.71          243,014           711
55.01 - 60.00..........          135          30,613,165         3.88          226,764           696
60.01 - 65.00..........          187          53,396,808         6.77          285,544           694
65.01 - 70.00..........          205          67,217,379         8.52          327,890           700
70.01 - 75.00..........          360          92,850,888        11.77          257,919           699
75.01 - 80.00..........        1,864         446,882,553        56.67          239,744           679
80.01 - 85.00..........           40           9,324,465         1.18          233,112           694
85.01 - 90.00..........          119          20,385,983         2.59          171,311           671
90.01 - 95.00..........           64          11,232,716         1.42          175,511           673
95.01 - 100.00.........            9           1,149,344         0.15          127,705           714
                               _____________________________________________________________________________
  Total, Average or
Weighted Average........       3,215        $788,611,784       100.00%        $245,291           688
                               ______________________________________

      As of the reference date, the weighted average  loan-to-value  ratio at origination of the group II loans was approximately 74.44%.

                                     Amortization Types of the Group II Loans

                            Number of                      Percent of       Average           Weighted     Weighted Average
                            Group II       Principal        Group II        Principal          Average      Loan-to-Value
Amortization Type             Loans         Balance          Loans          Balance         Credit Score        Ratio
______________________________________________________________________________________________________________________
Fully Amortizing.......      2,102       $453,579,329          57.52%         $215,785            692           74.11%
Interest Only Period- 5
Years..................          1            131,200           0.02           131,200            621           80.00
Interest Only Period- 10
Years..................      1,099        330,030,867          41.85           300,301            681           74.98
Interest Only Period- 15
Years..................         13          4,870,389           0.62           374,645            688           68.37
   Total, Average or
Weighted Average.......      3,215       $788,611,784         100.00%         $245,291            688           74.44%

                                  Property Valuation Types of the Group II Loans

                              Number of                      Percent of     Average       Weighted     Weighted Average
                              Group II       Principal        Group II     Principal       Average       Loan-to-Value
Property Valuation Type         Loans         Balance          Loans        Balance     Credit Score         Ratio
_______________________________________________________________________________________________________________________
Automated Valuation Model         136        $23,507,003        2.98%       $172,846         675          76.17%
Appraisal................       3,079        765,104,781       97.02         248,491         688          74.39
                                _______________________________________________________________________________________
   Total, Average or
Weighted Average.........       3,215       $788,611,784      100.00%       $245,291         688          74.44%
                                ____________________________________

                                                                      I-14

Statement to Certificateholder

	Distribution Information			Deal Information

	1. Distribution Summary			Deal Name:	Residential Accredit Loans Inc, 2007-QS1

	2. Factor Summary			Asset Type:	Mortgage Asset-Backed Pass-Through Certificates

	3. Components Information	(Not Applicable)
				Closing Date:	01/30/2007
4. Interest Summary

				First Distribution Date:	02/25/2007

	5. Other Income Detail	(Not Applicable)
				Determination Date:	11/20/2007

	6. Interest Shortfalls, Compensation and Expenses			Distribution Date:	11/26/2007

Record Date:
	7. Prepayment Interest and Basis Risk/Net WAC Shortfall Amounts		(Not Applicable)
				Book-Entry:	11/21/2007

	8. Collateral Summary			Definitive:	10/31/2007

				Fixed BE:	10/31/2007
9. Repurchase Information

10. Loan Status Report (Delinquencies)
				Trustee:	Deutsche Bank Trust Company Americas
11. Deal Delinquencies (30 Day Buckets)

				Main Telephone:	714-247-6000
12. Loss Mitigation and Servicing Modifications

GMAC-RFC
13. Losses and Recoveries

				Bond Administrator:	Rona Hsu
14. Credit Enhancement Report

				Telephone:	818-260-1508
15. Distribution Percentages

				Pool(s) :	40464,40465
	16. Overcollateralization Summary	(Not Applicable)

17. Excess Cash Flow, Overcollateralization Provisions and Derivative Amounts
(Not Applicable)

18. Performance Tests

	19. Lender Paid Mortgage Insurance	(Not Applicable)

20. Comments

11/26/2007	3:30:42PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors			Page 1 of 20

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QS1

November 26, 2007

1. Distribution Summary

Class	CUSIP		Original Face Value		Beginning Notional / Principal Balance	Pass - Through Rate	Principal Distribution	Interest Distribution	Total Distribution (3) + (4) = (5)	Principal Loss	Interest Loss	Deferred Interest	Ending Notional/ Principal Balance (1)-(3)-(6)+(8)=(9)

					(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)

I-A-1	74922KAA3	147,627,000.00		127,320,137.12		6.00000000	2,410,230.01	636,600.69	3,046,830.70	0.00	0.00	0.00	124,909,907.11

			1		1									1
I-A-2	74922KAB1	166,706,000.00		156,631,940.52		0.57749999	0.00	75,379.12	75,379.12	0.00	0.00	0.00	155,662,814.12

I-A-3	74922KAC9	7,030,000.00		7,030,000.00		6.00000000	0.00	35,150.00	35,150.00	0.00	0.00	0.00	7,030,000.00

I-A-4	74922KAD7	63,255,000.00		63,255,000.00		6.00000000	0.00	316,275.00	316,275.00	0.00	0.00	0.00	63,255,000.00

I-A-5	74922KAE5	166,706,000.00		156,631,940.52		5.42249999	969,126.40	707,780.58	1,676,906.98	0.00	0.00	0.00	155,662,814.12

I-A-6	74922KAF2	17,086,000.00		17,086,000.00		6.00000000	0.00	85,430.00	85,430.00	0.00	0.00	0.00	17,086,000.00

			1		1									1
II-A-1	74922KAG0	400,296,500.00		365,014,071.94		1.76750000	0.00	537,635.31	537,635.31	0.00	0.00	0.00	362,139,419.25

II-A-2	74922KAH8	400,296,500.00		365,014,071.94		5.23249999	2,874,652.69	1,591,613.44	4,466,266.13	0.00	0.00	0.00	362,139,419.25

II-A-3	74922KAJ4	31,730,000.00		31,730,000.00		6.00000000	0.00	158,650.00	158,650.00	0.00	0.00	0.00	31,730,000.00

II-A-4	74922KAK1	100,000,000.00		91,846,187.41		5.42250001	259,978.89	415,029.96	675,008.85	0.00	0.00	0.00	91,586,208.52

II-A-5	74922KAL9	16,012,000.00		16,012,000.00		6.00000000	0.00	80,060.00	80,060.00	0.00	0.00	0.00	16,012,000.00

II-A-6	74922KAM7	113,238,400.00		101,948,023.02		5.75000000	919,888.86	488,500.94	1,408,389.80	0.00	0.00	0.00	101,028,134.16

II-A-7	74922KAN5	2,558,600.00		2,558,600.00		6.00000000	0.00	12,793.00	12,793.00	0.00	0.00	0.00	2,558,600.00

II-A-8	74922KAP0	28,309,600.00		25,487,005.76		5.17249979	229,972.22	109,859.61	339,831.83	0.00	0.00	0.00	25,257,033.54

			1		1									1
II-A-9	74922KAQ8	28,309,600.00		25,487,005.76		1.82750020	0.00	38,814.59	38,814.59	0.00	0.00	0.00	25,257,033.54

II-A-10	74922KAR6	88,250,000.00		75,234,355.76		6.00000000	1,464,812.73	376,171.78	1,840,984.51	0.00	0.00	0.00	73,769,543.03

			1		1									1
II-A-11	74922KAS4	100,000,000.00		91,846,187.41		0.57750003	0.00	44,200.98	44,200.98	0.00	0.00	0.00	91,586,208.52

II-A-12	74922KAT2	3,891,900.00		3,891,900.00		6.00000000	0.00	19,459.50	19,459.50	0.00	0.00	0.00	3,891,900.00

II-A-13	74922KAU9	16,306,000.00		16,306,000.00		6.00000000	0.00	81,530.00	81,530.00	0.00	0.00	0.00	16,306,000.00

I-A-P	74922KAV7	1,462,542.26		1,335,234.84		0.00000000	7,846.33	0.00	7,846.33	0.00	0.00	0.00	1,327,388.51

			1		1									1
I-A-V	74922KAW5	430,044,970.39		399,292,196.02		0.42967629	0.00	142,971.99	142,971.99	0.00	0.00	0.00	395,872,787.97

II-A-P	74922KAX3	12,521,309.54		11,986,007.59		0.00000000	53,720.13	0.00	53,720.13	0.00	0.00	0.00	11,932,287.46

			1		1									1
II-A-V	74922KAY1	867,322,306.16		795,817,357.13		0.19606404	0.00	130,025.97	130,025.97	0.00	0.00	0.00	789,961,106.26

11/26/2007	3:30:42PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 2 of 20

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QS1

November 26, 2007

R-I	74922KAZ8	100.00	0.00	6.00000000	0.00	0.00	0.00	0.00	0.00	0.00	0.00

R-II	74922KBA2	100.00	0.00	6.00000000	0.00	0.00	0.00	0.00	0.00	0.00	0.00

R-III	74922KBB0	100.00	0.00	6.50000000	0.00	0.00	0.00	0.00	0.00	0.00	0.00

I-M-1	74922KBC8	13,331,700.00	13,239,396.40	6.00000000	16,008.89	66,196.98	82,205.87	0.00	0.00	0.00	13,223,387.51

I-M-2	74922KBD6	4,515,500.00	4,484,236.40	6.00000000	5,422.27	22,421.18	27,843.45	0.00	0.00	0.00	4,478,814.13

I-M-3	74922KBE4	3,440,400.00	3,416,579.99	6.00000000	4,131.29	17,082.90	21,214.19	0.00	0.00	0.00	3,412,448.70

II-M-1	74922KBF1	26,887,200.00	26,686,472.66	6.50000000	13,966.89	144,551.73	158,518.62	0.00	0.00	0.00	26,672,505.77

II-M-2	74922KBG9	9,106,900.00	9,038,912.12	6.50000000	4,730.70	48,960.77	53,691.47	0.00	0.00	0.00	9,034,181.42

II-M-3	74922KBH7	6,938,600.00	6,886,799.64	6.50000000	3,604.34	37,303.50	40,907.84	0.00	0.00	0.00	6,883,195.30

I-B-1	74922KBJ3	2,150,200.00	2,135,312.84	6.00000000	2,581.99	10,676.56	13,258.55	0.00	0.00	0.00	2,132,730.85

I-B-2	74922KBK0	1,720,200.00	1,708,289.99	6.00000000	2,065.64	8,541.45	10,607.09	0.00	0.00	0.00	1,706,224.35

I-B-3	74922KBL8	1,720,228.13	1,650,067.93	6.00000000	1,975.82	8,250.34	10,226.16	19.42	0.00	0.00	1,648,072.69

II-B-1	74922KBM6	4,336,600.00	4,304,224.96	6.50000000	2,252.70	23,314.55	25,567.25	0.00	0.00	0.00	4,301,972.26

II-B-2	74922KBN4	3,469,300.00	3,443,399.82	6.50000000	1,802.17	18,651.75	20,453.92	0.00	0.00	0.00	3,441,597.65

II-B-3	74922KBP9	3,469,296.62	3,443,396.46	6.50000000	1,802.16	18,651.73	20,453.89	25,066.40	0.00	0.00	3,416,527.90

	Deal Totals	1,297,367,276.55	1,195,109,553.17		9,250,573.12	6,508,535.90	15,759,109.02	25,085.82	0.00	0.00	1,185,833,894.23

1.Notional Balance

11/26/2007	3:30:42PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 3 of 20

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QS1

November 26, 2007

2. Factor Summary
Amount /Original Amount per $1000 unit)

Class	CUSIP	Beginning Notional/ Principal Balance Factor	Principal Distribution Factor	Interest Distribution Factor	Total Distribution Factor	Deferred Interest Factor	Interest Shortfall Factor	Ending Notional/ Principal Balance Factor

I-A-1	74922KAA3	862.44479072	16.32648506	4.31222398	20.63870904	0.00000000	0.00000000	846.11830566

I-A-2	74922KAB1	939.56990462	0.00000000	0.45216801	0.45216801	0.00000000	0.00000000	933.75651818

I-A-3	74922KAC9	1,000.00000000	0.00000000	5.00000000	5.00000000	0.00000000	0.00000000	1,000.00000000

I-A-4	74922KAD7	1,000.00000000	0.00000000	5.00000000	5.00000000	0.00000000	0.00000000	1,000.00000000

I-A-5	74922KAE5	939.56990462	5.81338644	4.24568150	10.05906794	0.00000000	0.00000000	933.75651818

I-A-6	74922KAF2	1,000.00000000	0.00000000	5.00000000	5.00000000	0.00000000	0.00000000	1,000.00000000

II-A-1	74922KAG0	911.85926417	0.00000000	1.34309271	1.34309271	0.00000000	0.00000000	904.67795559

II-A-2	74922KAH8	911.85926417	7.18130858	3.97608633	11.15739491	0.00000000	0.00000000	904.67795559

II-A-3	74922KAJ4	1,000.00000000	0.00000000	5.00000000	5.00000000	0.00000000	0.00000000	1,000.00000000

II-A-4	74922KAK1	918.46187410	2.59978890	4.15029960	6.75008850	0.00000000	0.00000000	915.86208520

II-A-5	74922KAL9	1,000.00000000	0.00000000	5.00000000	5.00000000	0.00000000	0.00000000	1,000.00000000

II-A-6	74922KAM7	900.29550947	8.12347101	4.31391595	12.43738696	0.00000000	0.00000000	892.17203846

II-A-7	74922KAN5	1,000.00000000	0.00000000	5.00000000	5.00000000	0.00000000	0.00000000	1,000.00000000

II-A-8	74922KAP0	900.29550965	8.12347119	3.88064861	12.00411980	0.00000000	0.00000000	892.17203846

II-A-9	74922KAQ8	900.29550965	0.00000000	1.37107518	1.37107518	0.00000000	0.00000000	892.17203846

II-A-10	74922KAR6	852.51394629	16.59844453	4.26256975	20.86101428	0.00000000	0.00000000	835.91550176

II-A-11	74922KAS4	918.46187410	0.00000000	0.44200980	0.44200980	0.00000000	0.00000000	915.86208520

II-A-12	74922KAT2	1,000.00000000	0.00000000	5.00000000	5.00000000	0.00000000	0.00000000	1,000.00000000

II-A-13	74922KAU9	1,000.00000000	0.00000000	5.00000000	5.00000000	0.00000000	0.00000000	1,000.00000000

I-A-P	74922KAV7	912.95470669	5.36485694	0.00000000	5.36485694	0.00000000	0.00000000	907.58984975

I-A-V	74922KAW5	928.48939881	0.00000000	0.33245823	0.33245823	0.00000000	0.00000000	920.53811863

II-A-P	74922KAX3	957.24872480	4.29029646	0.00000000	4.29029646	0.00000000	0.00000000	952.95842834

II-A-V	74922KAY1	917.55665855	0.00000000	0.14991655	0.14991655	0.00000000	0.00000000	910.80455403

R-I	74922KAZ8	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

R-II	74922KBA2	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

R-III	74922KBB0	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

I-M-1	74922KBC8	993.07638186	1.20081385	4.96538176	6.16619561	0.00000000	0.00000000	991.87556801

I-M-2	74922KBD6	993.07638135	1.20081276	4.96538146	6.16619422	0.00000000	0.00000000	991.87556860

I-M-3	74922KBE4	993.07638356	1.20081677	4.96538193	6.16619870	0.00000000	0.00000000	991.87556679

II-M-1	74922KBF1	992.53446473	0.51946242	5.37622847	5.89569089	0.00000000	0.00000000	992.01500231

II-M-2	74922KBG9	992.53446508	0.51946326	5.37622792	5.89569118	0.00000000	0.00000000	992.01500181

II-M-3	74922KBH7	992.53446517	0.51946214	5.37622863	5.89569077	0.00000000	0.00000000	992.01500303

I-B-1	74922KBJ3	993.07638359	1.20081388	4.96537996	6.16619384	0.00000000	0.00000000	991.87556971

11/26/2007	3:30:42PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 4 of 20

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QS1

November 26, 2007

I-B-2	74922KBK0	993.07638065	1.20081386	4.96538193	6.16619579	0.00000000	0.00000000	991.87556679

I-B-3	74922KBL8	959.21459557	1.14858022	4.79607318	5.94465340	0.00000000	0.00000000	958.05472615

II-B-1	74922KBM6	992.53446479	0.51946225	5.37622792	5.89569017	0.00000000	0.00000000	992.01500254

II-B-2	74922KBN4	992.53446517	0.51946214	5.37622863	5.89569077	0.00000000	0.00000000	992.01500303

II-B-3	74922KBP9	992.53446366	0.51945976	5.37622811	5.89568787	0.00000000	0.00000000	984.78979292

Deal Factor :	91.40309885%

Group I Factor :	92.05381186%

Group II Factor :	91.08045540%

11/26/2007	3:30:42PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 5 of 20

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QS1

November 26, 2007

4. Interest Summary
The following section only reports information for classes that have accrued interest for this distribution.

Class	Accrual Period		Accrual Methodology	Beginning Notional/Principal Balance		Pass- Through Rate	Optimal Interest	Interest Loss	Deferred Interest	Interest Shortfall Amount	Other Income	Interest Distribution (1)-(2)-(3)- (4)+(5)=(6)	Accrued Certificate Interest Remaining Unpaid

	Start	End					(1)	(2)	(3)	(4)	(5)	(6)
I-A-1	10/01/2007	10/31/2007	30/360	127,320,137.12		6.00000000	636,600.69	0.00	0.00	0.00	0.00	636,600.69	0.00

I-A-2	10/25/2007	11/24/2007	30/360	156,631,940.52	1	0.57749999	75,379.12	0.00	0.00	0.00	0.00	75,379.12	0.00

I-A-3	10/01/2007	10/31/2007	30/360	7,030,000.00		6.00000000	35,150.00	0.00	0.00	0.00	0.00	35,150.00	0.00

I-A-4	10/01/2007	10/31/2007	30/360	63,255,000.00		6.00000000	316,275.00	0.00	0.00	0.00	0.00	316,275.00	0.00

I-A-5	10/25/2007	11/24/2007	30/360	156,631,940.52		5.42249999	707,780.58	0.00	0.00	0.00	0.00	707,780.58	0.00

I-A-6	10/01/2007	10/31/2007	30/360	17,086,000.00		6.00000000	85,430.00	0.00	0.00	0.00	0.00	85,430.00	0.00

II-A-1	10/25/2007	11/24/2007	30/360	365,014,071.94	1	1.76750000	537,635.31	0.00	0.00	0.00	0.00	537,635.31	0.00

II-A-2	10/25/2007	11/24/2007	30/360	365,014,071.94		5.23249999	1,591,613.44	0.00	0.00	0.00	0.00	1,591,613.44	0.00

II-A-3	10/01/2007	10/31/2007	30/360	31,730,000.00		6.00000000	158,650.00	0.00	0.00	0.00	0.00	158,650.00	0.00

II-A-4	10/25/2007	11/24/2007	30/360	91,846,187.41		5.42250001	415,029.96	0.00	0.00	0.00	0.00	415,029.96	0.00

II-A-5	10/01/2007	10/31/2007	30/360	16,012,000.00		6.00000000	80,060.00	0.00	0.00	0.00	0.00	80,060.00	0.00

II-A-6	10/01/2007	10/31/2007	30/360	101,948,023.02		5.75000000	488,500.94	0.00	0.00	0.00	0.00	488,500.94	0.00

II-A-7	10/01/2007	10/31/2007	30/360	2,558,600.00		6.00000000	12,793.00	0.00	0.00	0.00	0.00	12,793.00	0.00

II-A-8	10/25/2007	11/24/2007	30/360	25,487,005.76		5.17249979	109,859.61	0.00	0.00	0.00	0.00	109,859.61	0.00

II-A-9	10/25/2007	11/24/2007	30/360	25,487,005.76	1	1.82750020	38,814.59	0.00	0.00	0.00	0.00	38,814.59	0.00

II-A-10	10/01/2007	10/31/2007	30/360	75,234,355.76		6.00000000	376,171.78	0.00	0.00	0.00	0.00	376,171.78	0.00

II-A-11	10/25/2007	11/24/2007	30/360	91,846,187.41	1	0.57750003	44,200.98	0.00	0.00	0.00	0.00	44,200.98	0.00

II-A-12	10/01/2007	10/31/2007	30/360	3,891,900.00		6.00000000	19,459.50	0.00	0.00	0.00	0.00	19,459.50	0.00

II-A-13	10/01/2007	10/31/2007	30/360	16,306,000.00		6.00000000	81,530.00	0.00	0.00	0.00	0.00	81,530.00	0.00

I-A-V	10/01/2007	10/31/2007	30/360	399,292,196.02	1	0.42967629	142,971.99	0.00	0.00	0.00	0.00	142,971.99	0.00

II-A-V	10/01/2007	10/31/2007	30/360	795,817,357.13	1	0.19606404	130,025.97	0.00	0.00	0.00	0.00	130,025.97	0.00

I-M-1	10/01/2007	10/31/2007	30/360	13,239,396.40		6.00000000	66,196.98	0.00	0.00	0.00	0.00	66,196.98	0.00

I-M-2	10/01/2007	10/31/2007	30/360	4,484,236.40		6.00000000	22,421.18	0.00	0.00	0.00	0.00	22,421.18	0.00

I-M-3	10/01/2007	10/31/2007	30/360	3,416,579.99		6.00000000	17,082.90	0.00	0.00	0.00	0.00	17,082.90	0.00

II-M-1	10/01/2007	10/31/2007	30/360	26,686,472.66		6.50000000	144,551.73	0.00	0.00	0.00	0.00	144,551.73	0.00

II-M-2	10/01/2007	10/31/2007	30/360	9,038,912.12		6.50000000	48,960.77	0.00	0.00	0.00	0.00	48,960.77	0.00

II-M-3	10/01/2007	10/31/2007	30/360	6,886,799.64		6.50000000	37,303.50	0.00	0.00	0.00	0.00	37,303.50	0.00

I-B-1	10/01/2007	10/31/2007	30/360	2,135,312.84		6.00000000	10,676.56	0.00	0.00	0.00	0.00	10,676.56	0.00

I-B-2	10/01/2007	10/31/2007	30/360	1,708,289.99		6.00000000	8,541.45	0.00	0.00	0.00	0.00	8,541.45	0.00

I-B-3	10/01/2007	10/31/2007	30/360	1,650,067.93		6.00000000	8,250.34	0.00	0.00	0.00	0.00	8,250.34	0.00

II-B-1	10/01/2007	10/31/2007	30/360	4,304,224.96		6.50000000	23,314.55	0.00	0.00	0.00	0.00	23,314.55	0.00

II-B-2	10/01/2007	10/31/2007	30/360	3,443,399.82		6.50000000	18,651.75	0.00	0.00	0.00	0.00	18,651.75	0.00

II-B-3	10/01/2007	10/31/2007	30/360	3,443,396.46		6.50000000	18,651.73	0.00	0.00	0.00	0.00	18,651.73	0.00

11/26/2007	3:30:42PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 6 of 20

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QS1

November 26, 2007

Deal Totals	1,181,788,310.74	6,508,535.90	0.00	0.00	0.00	0.00	6,508,535.90	0.00

1.Notional Balance

Current Index Rates

Index Type	Rate	Classes

BTLIB TEL 25 -2BD	4.87250000	I-A-2, I-A-5, II-A-1, II-A-4, II-A-9, II-A-11, II-A-8, II-A-2

6. Interest Shortfalls, Compensation and Expenses

	Current Prepayment Interest Shortfall Amount	Compensating Interest	Net Prepayment Interest Shortfall Amount (1) - (2)=(3)	Civil Relief Act	Civil Relief Act	Compensation		Advances		Allowable Expenses per	Non - Recoverable Advances

	(1)	(2)	(3)			Subservicer	Master	Subservicer	Master

Group I	1,601.48	1,601.48	0.00	0	0.00	84,662.79	23,681.80	174,393.32	4,321.61	0.00	0.00

Group II	5,193.30	5,193.30	0.00	0	0.00	167,235.82	33,370.88	421,787.42	14,230.56	0.00	0.00

Deal Totals	6,794.78	6,794.78	0.00	0	0.00	251,898.61	57,052.68	596,180.74	18,552.17	0.00	0.00

11/26/2007	3:30:42PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 7 of 20

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QS1

November 26, 2007

8. Collateral Summary

A. Loan Count and Balances

			Original Loan Count/ Scheduled Principal Balance	Beginning Loan Count/ Scheduled Principal Balance		Scheduled Principal	Curtailments	Payoffs	Matured Loans	Repurchases	Beginning Aggregate Scheduled Principal Balance of Liquidations/ Charge-offs	Ending Loan Count/Scheduled Principal Balance

	Count		1,820	1,708	N/A		315	13	0	1	0	1,694
Group I

	Balance/Amount		430,044,970.39	399,292,196.02	211,393.90		144,504.78	2,792,983.49	N/A	270,525.88	0.00	395,872,787.97

	Count		3,473	3,243	N/A		550	27	0	0	1	3,215
Group II

	Balance/Amount		867,322,306.16	795,817,357.13	417,884.63		208,720.14	5,114,046.10	N/A	0.00	115,600.00	789,961,106.26

Deal Totals	Count		5,293		4,951	N/A	865	40	0	1	1	4,909

	Balance/Amount		1,297,367,276.55	1,195,109,553.15	629,278.53		353,224.92	7,907,029.59	N/A	270,525.88	115,600.00	1,185,833,894.23

B. Weighted Averages

	Beginning Weighted Average Gross Mortgage Rate	Ending Weighted Average Gross Mortgage Rate	Ending Weighted Average Remaining Amortization Term	Ending Weighted Average Months to Maturity	Beginning Weighted Average Net Mortgage	Ending Weighted Average Net Mortgage	Beginning Weighted Average Unmodified Net Mortgage	Net Weighted Average Cap Rate	Weighted Average Net Rate

Group I
	6.73854604	6.73810402	348.78	346.99	6.40961225	6.40908359	6.40961225	N/A	N/A

Group II
	6.90776206	6.90592251	348.55	346.72	6.59816588	6.59656362	6.59816588	N/A	N/A

Deal Totals
	6.85122613	6.84989884	348.63	346.81	6.53516915	6.53397624	6.53516915	N/A	N/A

C. Constant Prepayment Rate

	1 Month CPR		3 Month CPR	6 Month CPR		12 Month CPR	Life CPR

Group-I	9.23%		7.66%	9.87%			8.90%

Group-II	7.90%		7.95%	9.27%			10.06%

Deal Totals	8.35%		7.85%	9.47%			9.68%

11/26/2007	3:30:42PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 8 of 20

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QS1

November 26, 2007

9. Repurchases

		Breaches Of Representations	ARM Conversions	Optional Repurchases of Defaulted Loans	Others	Total (1)+(2)+(3)+(4)=(5)
		(1)	(2)	(3)	(4)	(5)
	Count		0	0	1	1
		0

Group I
	Scheduled Balance	0.00	0.00	0.00	270,525.88	270,525.88

	Count		0	0	0	0
		0

Group II
	Scheduled Balance	0.00	0.00	0.00	0.00	0.00

	Count	0	0	0	1	1
Deal Totals

	Scheduled Balance	0.00	0.00	0.00	270,525.88	270,525.88

11/26/2007	3:30:42PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 9 of 20

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QS1

November 26, 2007

10. Loan Status Report
			Delinquency Calculation Method: Mortgage Bankers Association

	Current / Delinquent		Bankruptcy		Foreclosure		REO				Total
Deal Totals

	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Actual Balance	Count	Scheduled Balance

Current	4,528	1,084,303,026.85	4	788,314.04	0	0.00	0	0.00	0.00	4,532	1,085,091,340.89

30 days	176	42,941,270.01	1	99,217.65	0	0.00	0	0.00	0.00	177	43,040,487.66

60 days	54	16,129,277.76	0	0.00	0	0.00	0	0.00	0.00	54	16,129,277.76

90 days	40	10,378,027.19	1	89,164.17	0	0.00	0	0.00	0.00	41	10,467,191.36

120 days	22	6,171,700.03	0	0.00	1	271,728.40	0	0.00	0.00	23	6,443,428.43

150 days	13	4,359,833.85	0	0.00	12	2,456,972.74	0	0.00	0.00	25	6,816,806.59

180 days	2	307,209.49	0	0.00	4	969,725.29	2	228,675.00	228,675.00	8	1,505,609.78

181+ days	6	2,879,842.06	1	119,170.21	34	10,464,067.30	8	2,876,672.19	2,885,514.77	49	16,339,751.76

Total	4,841	1,167,470,187.24	7	1,095,866.07	51	14,162,493.73	10	3,105,347.19	3,114,189.77	4,909	1,185,833,894.23

Current	92.24%	91.44%	0.08%	0.07%	0.00%	0.00%	0.00%	0.00%	0.00%	92.32%	91.50%

30 days	3.59%	3.62%	0.02%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	3.61%	3.63%

60 days	1.10%	1.36%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	1.10%	1.36%

90 days	0.81%	0.88%	0.02%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.84%	0.88%

120 days	0.45%	0.52%	0.00%	0.00%	0.02%	0.02%	0.00%	0.00%	0.00%	0.47%	0.54%

150 days	0.26%	0.37%	0.00%	0.00%	0.24%	0.21%	0.00%	0.00%	0.00%	0.51%	0.57%

180 days	0.04%	0.03%	0.00%	0.00%	0.08%	0.08%	0.04%	0.02%	0.02%	0.16%	0.13%

181+ days	0.12%	0.24%	0.02%	0.01%	0.69%	0.88%	0.16%	0.24%	0.24%	1.00%	1.38%

Total	98.61%	98.45%	0.14%	0.09%	1.04%	1.19%	0.20%	0.26%	0.26%	100.00%	100.00%

11/26/2007	3:30:42PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 10 of 20

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QS1

November 26, 2007

	Current / Delinquent		Bankruptcy		Foreclosure		REO			Total
Group I

	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Actual Balance	Count	Scheduled Balance

Current	1,579	365,989,476.99	2	232,904.02	0	0.00	0	0.00	0.00	1,581	366,222,381.01

30 days	54	13,354,055.24	0	0.00	0	0.00	0	0.00	0.00	54	13,354,055.24

60 days	18	5,082,567.76	0	0.00	0	0.00	0	0.00	0.00	18	5,082,567.76

90 days	11	2,683,852.09	0	0.00	0	0.00	0	0.00	0.00	11	2,683,852.09

120 days	7	1,552,603.12	0	0.00	1	271,728.40	0	0.00	0.00	8	1,824,331.52

150 days	5	1,910,907.49	0	0.00	2	292,904.76	0	0.00	0.00	7	2,203,812.25

180 days	0	0.00	0	0.00	1	414,400.00	0	0.00	0.00	1	414,400.00

181+ days	2	835,877.06	0	0.00	10	2,504,084.97	2	747,426.07	749,543.10	14	4,087,388.10

Total	1,676	391,409,339.75	2	232,904.02	14	3,483,118.13	2	747,426.07	749,543.10	1,694	395,872,787.97

Current	93.21%	92.45%	0.12%	0.06%	0.00%	0.00%	0.00%	0.00%	0.00%	93.33%	92.51%

30 days	3.19%	3.37%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	3.19%	3.37%

60 days	1.06%	1.28%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	1.06%	1.28%

90 days	0.65%	0.68%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.65%	0.68%

120 days	0.41%	0.39%	0.00%	0.00%	0.06%	0.07%	0.00%	0.00%	0.00%	0.47%	0.46%

150 days	0.30%	0.48%	0.00%	0.00%	0.12%	0.07%	0.00%	0.00%	0.00%	0.41%	0.56%

180 days	0.00%	0.00%	0.00%	0.00%	0.06%	0.10%	0.00%	0.00%	0.00%	0.06%	0.10%

181+ days	0.12%	0.21%	0.00%	0.00%	0.59%	0.63%	0.12%	0.19%	0.19%	0.83%	1.03%

Total	98.94%	98.87%	0.12%	0.06%	0.83%	0.88%	0.12%	0.19%	0.19%	100.00%	100.00%

11/26/2007	3:30:42PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 11 of 20

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QS1

November 26, 2007

	Current / Delinquent		Bankruptcy		Foreclosure		REO			Total
Group II

	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Actual Balance	Count	Scheduled Balance

Current	2,949	718,313,549.86	2	555,410.02	0	0.00	0	0.00	0.00	2,951	718,868,959.88

30 days	122	29,587,214.77	1	99,217.65	0	0.00	0	0.00	0.00	123	29,686,432.42

60 days	36	11,046,710.00	0	0.00	0	0.00	0	0.00	0.00	36	11,046,710.00

90 days	29	7,694,175.10	1	89,164.17	0	0.00	0	0.00	0.00	30	7,783,339.27

120 days	15	4,619,096.91	0	0.00	0	0.00	0	0.00	0.00	15	4,619,096.91

150 days	8	2,448,926.36	0	0.00	10	2,164,067.98	0	0.00	0.00	18	4,612,994.34

180 days	2	307,209.49	0	0.00	3	555,325.29	2	228,675.00	228,675.00	7	1,091,209.78

181+ days	4	2,043,965.00	1	119,170.21	24	7,959,982.33	6	2,129,246.12	2,135,971.67	35	12,252,363.66

Total	3,165	776,060,847.49	5	862,962.05	37	10,679,375.60	8	2,357,921.12	2,364,646.67	3,215	789,961,106.26

Current	91.73%	90.93%	0.06%	0.07%	0.00%	0.00%	0.00%	0.00%	0.00%	91.79%	91.00%

30 days	3.79%	3.75%	0.03%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	3.83%	3.76%

60 days	1.12%	1.40%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	1.12%	1.40%

90 days	0.90%	0.97%	0.03%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.93%	0.99%

120 days	0.47%	0.58%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.47%	0.58%

150 days	0.25%	0.31%	0.00%	0.00%	0.31%	0.27%	0.00%	0.00%	0.00%	0.56%	0.58%

180 days	0.06%	0.04%	0.00%	0.00%	0.09%	0.07%	0.06%	0.03%	0.03%	0.22%	0.14%

181+ days	0.12%	0.26%	0.03%	0.02%	0.75%	1.01%	0.19%	0.27%	0.27%	1.09%	1.55%

Total	98.44%	98.24%	0.16%	0.11%	1.15%	1.35%	0.25%	0.30%	0.30%	100.00%	100.00%

11/26/2007	3:30:42PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 12 of 20

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QS1

November 26, 2007

11. Delinquency Data

	Totals			Totals			Totals			Totals			Totals
	Count % Count	Balance % Balance		Count % Count	Balance % Balance		Count % Count	Balance % Balance		Count % Count	Balance % Balance		Count % Count	Balance % Balance

	177	43,040,487.66		0	0.00		0	0.00		0	0.00		0	0.00
1 Month			13 Months			25 Months			37 Months			49 Months

	3.61%	3.63%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

	54	16,129,277.76		0	0.00		0	0.00		0	0.00		0	0.00
2 Months			14 Months			26 Months			38 Months			50 Months

	1.10%	1.36%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

	41	10,467,191.36		0	0.00		0	0.00		0	0.00		0	0.00
3 Months			15 Months			27 Months			39 Months			51 Months

	0.84%	0.88%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

	23	6,443,428.43		0	0.00		0	0.00		0	0.00		0	0.00
4 Months			16 Months			28 Months			40 Months			52 Months

	0.47%	0.54%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

	25	6,816,806.59		0	0.00		0	0.00		0	0.00		0	0.00
5 Months			17 Months			29 Months			41 Months			53 Months

	0.51%	0.57%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

	8	1,505,609.78		0	0.00		0	0.00		0	0.00		0	0.00
6 Months			18 Months			30 Months			42 Months			54 Months

	0.16%	0.13%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

	12	4,062,506.81		0	0.00		0	0.00		0	0.00		0	0.00
7 Months			19 Months			31 Months			43 Months			55 Months

	0.24%	0.34%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

										0	0.00
	15	4,161,196.40		0	0.00		0	0.00					0	0.00

8 Months			20 Months			32 Months			44 Months			56 Months

	0.31%	0.35%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

	19	7,049,265.18		0	0.00		0	0.00		0	0.00		0	0.00
9 Months			21 Months			33 Months			45 Months			57 Months

	0.39%	0.59%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

	3	1,066,783.37		0	0.00		0	0.00		0	0.00		0	0.00
10 Months			22 Months			34 Months			46 Months			58 Months

	0.06%	0.09%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

								0.00			0.00
	0	0.00		0	0.00		0			0			0	0.00

11 Months			23 Months			35 Months			47 Months			59 Months

	0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

	0	0.00		0	0.00		0	0.00		0	0.00		0	0.00
12 Months			24 Months			36 Months			48 Months			60+ Months

	0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

11/26/2007	3:30:42PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 13 of 20

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QS1

November 26, 2007

12. Loss Mitigation and Servicing Modifications

		Current		1 Payment		2 Payments		3+ Payments		Foreclosure		REO		Total

	Modification Type	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance

Group I	Capitalizations	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00

	Other Modifications	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00

Group II	Capitalizations	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00

	Other Modifications	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00

	Capitalizations	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00

Deal Totals
	Other
		0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00

		Payoffs							Repurchases				Liquidations					Total

	Current Month				Cumulative				Current Month		Cumulative		Current Month		Cumulative			Current Month		Cumulative
Modification Type

	Count		Scheduled Balance		Count	Scheduled Balance		Count		Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count		Scheduled Balance	Count	Scheduled Balance

Group I	Capitalizations	0	0.00		0		0.00		0	0.00	0	0.00	0	0.00	0	0.00	0		0.00	0	0.00

	Other Modifications	0	0.00		0		0.00		0	0.00	0	0.00	0	0.00	0	0.00	0		0.00	0	0.00

Group II	Capitalizations	0	0.00		0		0.00		0	0.00	0	0.00	0	0.00	0	0.00	0		0.00	0	0.00

	Other Modifications	0	0.00		0		0.00		0	0.00	0	0.00	0	0.00	0	0.00	0		0.00	0	0.00

Deal Totals	Capitalizations	0	0.00		0		0.00		0	0.00	0	0.00	0	0.00	0	0.00	0		0.00	0	0.00

	Other Modifications

	0	0.00		0		0.00		0	0.00	0	0.00	0	0.00	0		0.00	0	0.00	0		0.00

11/26/2007	3:30:42PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 14 of 20

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QS1

November 26, 2007

13. Losses and Recoveries
A. Current Cycle Realized Losses

	Current Period Realized Losses	Liquidations	Charge-Offs	Servicing Modifications	Bankruptcy Losses	Total

	Loss Count	0	1	0	0	1

Group I	Beginning Aggregate Scheduled Balance	0.00	0.00	0.00	0.00	0

	Principal Portion of Loss	0.00	0.00	0.00	0.00	0.00

	Interest Portion of Loss	0.00	19.42	0.00	0.00	19.42

	Total Realized Loss	0.00	19.42	0.00	0.00	19.42

	Loss Count	1	0	0	0	1

Group II	Beginning Aggregate Scheduled Balance	115,600.00	0.00	0.00	0.00	115,600.00

	Principal Portion of Loss	25,066.40	0.00	0.00	0.00	25,066.40

	Interest Portion of Loss	0.00	0.00	0.00	0.00	0.00

	Total Realized Loss	25,066.40	0.00	0.00	0.00	25,066.40

	Loss Count	1	1	0	0	2

	Beginning Aggregate Scheduled Balance	115,600.00	0.00	0.00	0.00	115,600.00
Deal Totals

	Principal Portion of Loss	25,066.40	0.00	0.00	0.00	25,066.40

	Interest Portion of Loss	0.00	19.42	0.00	0.00	19.42

	Total Realized Loss	25,066.40	19.42	0.00	0.00	25,085.82

B. Cumulative Realized Losses

	Cumulative Realized Losses	Liquidations	Charge-Offs	Servicing Modifications	Bankruptcy Losses	Total

Group I	Loss Count	0	1	0	0	1

	Total Realized Loss	0.00	60,413.48	0.00	0.00	60,413.48

Group II	Loss Count	1	0	0	0	1

	Total Realized Loss	25,066.40	0.00	0.00	0.00	25,066.40

Deal Totals	Loss Count	1	1	0	0	2

	Total Realized Loss	25,066.40	60,413.48	0.00	0.00	85,479.88

11/26/2007	3:30:42PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 15 of 20

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QS1

November 26, 2007

C. Subsequent Recoveries

	Subsequent Recoveries	Current Period	Cumulative

	Subsequent Recoveries Count	0	0
Group I
	Subsequent Recoveries	0.00	0.00

	Net Loss 1	19.42	60,413.48

	Net Loss % 2	0.00%	0.01%

	Subsequent Recoveries Count	0	0
Group II
	Subsequent Recoveries	0.00	0.00

	Net Loss 1	25,066.40	25,066.40

	Net Loss % 2	0.00%	0.00%

	Subsequent Recoveries Count	0	0

	Subsequent Recoveries	0.00	0.00
Deal Totals

	Net Loss 1	25,085.82	85,479.88

	Net Loss % 2	0.00%	0.01%

1 Total Realized Loss less Subsequent Recoveries
2 Net Loss % of Original Balance

D. Default Percentages

Default Loss Percentage		1 Month	3 Months	6 Months	12 Months	Life of Deal

Group	Monthly Default Rate	0.00%	0.00%	0.00%		0.00%

I	Constant Default Rate	0.00%	0.06%	0.03%		0.02%

Group	Monthly Default Rate	0.01%	0.00%	0.00%		0.00%

II	Constant Default Rate	0.17%	0.06%	0.03%		0.02%

	Monthly Default Rate	0.01%	0.00%	0.00%		0.00%

Deal Totals	Constant Default Rate	0.12%	0.06%	0.03%		0.02%

1-Month MDR (Current Month) = SUM(Beginning Scheduled balances of liquidating loans) / [SUM(Beginning Scheduled loan balances)- SUM(Scheduled Principal payments)]
m-Month = 3, 6, 12, months or the life of deal to date
m-Month MDR(over m months in period where n is current month)= 1-[(1-MDRn-m+1) * (1-MDRn-m+2) *.* (1-MDR n-1) * (1-MDRn)]^(1/m)
CDRm = 1- [(1- MDRm)^12],where m is number of months in period

11/26/2007	3:30:42PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 16 of 20

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QS1

November 26, 2007

E. Special Hazard, Fraud Loss, and Bankruptcy

	Special Hazard Amount	Fraud Loss Amount	Bankruptcy Amount

Group I	4,300,450.00	12,901,349.00	165,268.00

Group II	8,673,223.00	26,019,669.00	319,047.00

Deal Totals	12,973,673.00	38,921,018.00	484,315.00

14. Credit Enhancement Report

Reserve Accounts
			DEPOSITS		WITHDRAWALS

							Ending Balance

Description	Source	Beginning Balance	Investment Earnings	Other Deposits	Draws	Releases

CLASS I-A-5 RESERVE	Citigroup Global Markets, Inc.	0.00	0.00	0.00	0.00	0.00	0.00

CLASS II-A-4 RESERVE	Citigroup Global Markets, Inc.	0.00	0.00	0.00	0.00	0.00	0.00

Hedge Agreements

Description	Provider	Termination Date		Amount Received From Provider		Amount Paid to Provider

CLASS I-A-5 Yield Maintenance Agreement		Bear, Stearns & Co., Inc.	08/25/2011	0.00		0.00

CLASS II-A-4 Yield Maintenance Agreement		Bear, Stearns & Co., Inc.	10/25/2011	0.00		0.00

11/26/2007	3:30:42PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 17 of 20

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QS1

November 26, 2007

15. Distribution Percentages

	Beginning Current Super	Beginning Current	Beginning Current	Beginning Current Senior

I	0.00000000%	0.00000000%	93.30734573%	100.00000000%

II	0.00000000%	0.00000000%	93.13586964%	100.00000000%

	Ending Percentage

I-M-1	3.32684126%

I-M-2	1.12681441%

I-M-3	0.85853002%

II-M-1	3.40461920%

II-M-2	1.15317053%

II-M-3	0.87860732%

Class M Total:	10.74858274%

I-B-1	0.53656879%

I-B-2	0.42926501%

I-B-3	0.41463477%

II-B-1	0.54912641%

II-B-2	0.43930366%

II-B-3	0.43930323%

Class B Total:	2.80820187%

Ending Percentage uses Beginning Certificate Principal Balance

11/26/2007	3:30:42PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 18 of 20

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QS1

November 26, 2007

18. Performance Tests

	Group I	Group II

Current Distribution Date >= Target Distribution

Current Distribution Date >= Target Distribution Date	False	False

Current Senior Pct > Initial Senior Percent

Current Senior Percentage > Original Senior Percentage	False	False

60+ Dlq Avg Loan Balance / Subordinate Balance

Dlq Average Loan Balance / Class M and B balance Test	True	False

60+ Dlq Avg Loan Balance <= 2% of Pool Balance

Dlq Average Loan Balance Test	False	False

Sub Balance Test OR 2% Delinquency Test

Dlq Balance Test	True	False

Aggregate Realized Loss Pct < Scheduled Loss Pct

Aggregate Realized Loss Test	True	True

Sr. Accel. % Trigger - 1st Trigger Event

1st Senior Accelerated Stepdown Test	True	False

60+ Dlq Avg Loan Balance <= 4% of Avg Pool Balance

2nd 60+ Delinquent Average Loan Balance Test	True	True

Aggregate Realized Loss Pct < Scheduled Loss Pct

Aggregate Realized Loss Percentage < 2nd Scheduled Loss Percentage	True	True

Sr. Accel. % Trigger - 2nd Trigger Event

2nd Senior Accelerated Stepdown Test	True	True

60+ Delinq Balance OR Aggregate Loss Test

1st or 2nd Sr. Accel Stepdown Test	True	True

Senior Accelerated Stepdown Date and Trigger Event

Senior Accelerated Stepdown Trigger in effect?	False	False

11/26/2007	3:30:42PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 19 of 20

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QS1

November 26, 2007

B-1, B-2, B-3 BegBal/PoolBal

Class B-1 Prepayment Distribution Trigger	False	False

Class B-2 Prepayment Distribution Trigger	False	False

Class B-3 Prepayment Distribution Trigger	False	False

Class M-2 Prepayment Distribution Trigger	False	False

Class M-3 Prepayment Distribution Trigger	False	False

20. Comments

Comments:	The Determination Date for the 11/26/2007 Distribution is 11/21/2007 Credit Support Depletion Date has not occured

ERISA Text:	Each beneficial owner of any Certificate (or any interest therein) which provides credit enhancement for any other Certificate and is available in book-entry form, including any such

Class M Certificate, shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate (or interest therein), that either: a) it is not an employee benefit or other plan subject to the prohibited transaction provision of the Employee Retirement Income Security Act of 1974, as amended('ERISA'), or Section 4975 of the Internal Revenue
Code of 1986, as amended (a 'Plan'), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of purchasing any Certificate with 'plan assets' of any Plan; or b) (i) the transferee is an insurance company, (ii) the source of funds to be used by it to purchase the Certificates is an
'insurance company general account' (within the meaning of Department of Labor Prohibited Transaction Class Exemption ('PTCE') 95-60), and (iii) the conditions set forth in
Section I and III of PTCE 95-60 have been satisfied. Any purported beneficial owner of any such book-entry Certificate (or interest therein) to whom either (a) or (b) above does not apply shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claim, cost or expenses incurred by such parties as a result of its acquisition or holding of such Certificate.

11/26/2007	3:30:42PM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 20 of 20

Statement To Certificateholder

Residential Accredit Loans Inc., 2007-QS1

November 26, 2007

Cash Flow Received and Uses of Funds

Cash Flow Received	Group I	Group II	Deal

Principal and Interest Payments	5,303,738.70	10,149,794.16	15,453,532.86
Prepayment Premium	0.00	0.00	0.00
Liquidation and Insurance Proceeds	(19.42)	90,533.60	90,514.18
Subsequent Recoveries	0.00	0.00	0.00
Repurchase Proceeds	270,525.88	0.00	270,525.88
Other Deposits/Adjustments (including Derivative Payment)	1,601.48	5,193.30	6,794.78
Total Deposits	5,575,846.64	10,245,521.06	15,821,367.70

Uses of Funds	Group I	Group II	Deal

Transfer to Certificate Account	5,552,145.43	10,206,963.59	15,759,109.02
Reimbursed Advances and Expenses	19.42	5,186.60	5,206.02
Master Servicing Compensation	23,681.80	33,370.88	57,052.68
Derivative Payment	0.00	0.00	0.00
Total Withdrawals	5,575,846.65	10,245,521.07	15,821,367.72

Ending Balance	0.00	0.00	0.00

GMAC-RFC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Appendix A